UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Bridge Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BRIDGE BANCORP, INC.

2200 Montauk Highway, P.O. Box 3005

Bridgehampton, NY 11932

April 2, 2012

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Bridge Bancorp, Inc. (the “Company”).  Our Annual Meeting will be held at the offices of our subsidiary, The Bridgehampton National Bank, 2200 Montauk Highway, Bridgehampton, New York 11932, on Friday, May 4, 2012 at 11:00 a.m.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.  During the Annual Meeting we will also report on the operations of the Company.  Directors and officers of the Company will be present to respond to questions that shareholders may have.  Also enclosed for your review is our Annual Report, which contains detailed information concerning the operating activities and financial statements of the Company.

The business to be conducted at the Annual Meeting consists of the election of three Directors; an advisory (non-binding) vote to approve executive compensation; the adoption of the 2012 Stock-Based Incentive Plan; and the ratification of the appointment of an Independent Registered Public Accounting Firm for the year ending December 31, 2012. The Board of Directors of the Company unanimously recommends a vote “FOR” the election of Directors, “FOR” the approval of executive compensation, “FOR” the adoption of the 2012 Stock-Based Incentive Plan; and “FOR” the ratification of the appointment of Crowe Horwath LLP as the Company’s Independent Registered Public Accounting Firm.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card, or cast your vote electronically, as soon as possible, even if you currently plan to attend the Annual Meeting.  This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.  Your vote is important, regardless of the number of shares that you own.  Thank you for your continued investment in Bridge Bancorp, Inc.

Sincerely,

Kevin M. O’Connor
President and Chief Executive Officer

BRIDGE BANCORP, INC.

2200 Montauk Highway, P.O. Box 3005

Bridgehampton, NY 11932

NOTICE OF ANNUAL MEETING

TO BE HELD MAY 4, 2012

To the Shareholders of Bridge Bancorp, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Bridge Bancorp, Inc. will be held at The Bridgehampton National Bank, 2200 Montauk Highway, Bridgehampton, New York 11932, on Friday, May 4, 2012, at 11:00 a.m., for the purpose of considering and voting on the following matters:

1)	The election of three Directors to the Company’s Board of Directors, to hold office for a term of three years or until their successors are elected and qualified;

2)	An advisory (non-binding) vote to approve our executive compensation as described in the proxy statement;

3)	The adoption of the 2012 Stock-Based Incentive Plan (the “Plan”);

4)	The ratification of the appointment of Crowe Horwath LLP as the Independent Registered Public Accounting Firm for the Company for the year ending December 31, 2012; and

such other business as may properly come before the Annual Meeting or any adjournments thereof. Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, including all adjournments of the Annual Meeting.  Only those shareholders of record at the close of business on March 12, 2012 shall be entitled to notice of and to vote at the Annual Meeting.

The Board of Directors believes that the election of the director nominees, the advisory vote to approve executive compensation, the adoption of the 2012 Stock-Based Incentive Plan and the ratification of the appointment of Crowe Horwath LLP as the Company’s Independent Registered Public Accounting Firm are in the best interests of the Company and its shareholders and unanimously recommends a vote FOR items 1, 2, 3 and 4.

EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR TO VOTE ELECTRONICALLY AS PROVIDED IN THE INSTRUCTIONS INCLUDED HEREWITH.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 4, 2012-- THIS PROXY STATEMENT AND OUR 2011 ANNUAL REPORT ON FORM 10-K ARE EACH AVAILABLE AT http://www.cfpproxy.com/4781.

By order of the Board of Directors

Howard H. Nolan

Senior Executive Vice President and Corporate Secretary

April 2, 2012

Bridgehampton, New York

BRIDGE BANCORP, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 4, 2012

SOLICITATION AND VOTING OF PROXIES

This Proxy Statement is being furnished to shareholders of Bridge Bancorp, Inc. in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders to be held at The Bridgehampton National Bank (the “Bank”), 2200 Montauk Highway, Bridgehampton, New York 11932, on May 4, 2012 at 11:00 a.m. or any adjournments thereof.  The 2011 Annual Report to Shareholders, including the consolidated financial statements for the fiscal year ended December 31, 2011, accompanies this Proxy Statement.

Regardless of the number of shares of Common Stock owned, it is important that shareholders be represented by proxy or be present in person at the Annual Meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed envelope, or to vote electronically. Shareholders should indicate their votes in the spaces provided on the proxy card.  Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, executed proxies will be voted FOR the election of the director nominees specified in this Proxy Statement; FOR the approval of executive compensation; FOR the adoption of the 2012 Stock-Based Incentive Plan; and FOR the ratification of Crowe Horwath LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2012.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers discretionary authority on the designated proxy holder to vote the shares in accordance with their best judgment on such other business, if any, which may properly come before the Annual Meeting or any adjournments thereof.

A proxy may be revoked at any time prior to its exercise by the filing of written revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting, filing a revocation with the Secretary and voting in person.  However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may also be solicited personally, by telephone or by facsimile by Directors, officers and employees of the Company, without additional compensation therefore.

This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about April 2, 2012.

VOTING SECURITIES

The securities which may be voted at the Annual Meeting consist of shares of Common Stock of the Company (the “Common Stock”), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting.  The close of business on March 12, 2012 has been fixed by the Board of Directors as the record date (“Record Date”) for the determination of shareholders entitled to notice of and to vote at this Annual Meeting or any adjournments thereof.  The total number of shares of Common Stock outstanding on the Record Date was 8,474,176 shares.  The presence, in person or by proxy, of at least a majority of the total number of issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at this Annual Meeting.  In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of this Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Company and the Securities and Exchange Commission regarding such beneficial ownership.  The following table sets forth, as of March 12, 2012, certain information as to the shares of Common Stock owned by persons who beneficially own more than five percent of the issued and outstanding shares of Common Stock.  We know of no persons, except as listed below, who beneficially owned more than five percent of the outstanding shares of Common Stock as of March 12, 2012.

Name and Address of Beneficial Owner	Number of Shares Owned and Nature of Beneficial Ownership	Percentage of Outstanding Shares

Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	818,800(1)	9.7%(1)

Patrick E. Malloy III Bay Street at the Waterfront Sag Harbor, NY 11963	678,300 (2)	7.9%(2)

(1)          This information is based on a Schedule 13G filed with the SEC on February 14, 2012.

(2)          Includes 161,300 shares that may be acquired upon conversion of the $5,000,000 principal amount purchased.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Directors and executive officers and related parties, including their immediate families and companies in which they are principal owners, were loan customers of the Bank during 2011. Such loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing for comparable loans with unrelated persons, and do not involve more than a normal risk of collection. No such loan was classified by the Bank as of December 31, 2011 as a non-accrual, past due, restructured or potential problem loan.  The Audit Committee reviews and approves all transactions between the Company or the Bank and any director or executive officer that would require proxy statement disclosure pursuant to Item 404(a) of SEC Regulation S-K.

VOTING PROCEDURES AND METHOD OF COUNTING VOTES

As to the election of Directors, the proxy card being provided by the Board of Directors enables a shareholder to vote “FOR” the election of the three nominees proposed by the Board of Directors, or to “WITHHOLD AUTHORITY” to vote for the nominees being proposed.  Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for the nominees being proposed is withheld.

As to the advisory vote for the approval of the compensation paid to our named executive officers, the adoption of the 2012 Stock-Based Incentive Plan, and the ratification of Crowe Horwath LLP as our Independent Registered Public Accounting Firm, by checking the appropriate box, a shareholder may: (i) vote “FOR” the item; (ii) vote “AGAINST” the item; or (iii) “ABSTAIN” from voting on such item. The approval of these matters will be determined by a majority of the votes cast, without regard to broker non-votes, or proxies marked “ABSTAIN.”

Proxies solicited hereby will be returned to the Company, and will be tabulated by inspectors of election designated by the Board of Directors.

PROPOSAL I - ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of ten (10) members.  The Board is divided into three classes as nearly equal in number as possible (Class A, B, and C).  Each year one class of Directors is elected to serve for a three-year term or until their respective successors shall have been elected and qualified.

The Board of Directors has nominated Antonia M. Donohue, Albert E. McCoy, Jr. and Dennis Suskind for election as Class A Directors.  It is intended that the proxies solicited on behalf of the Board of Directors will be voted at the Annual Meeting for the election of these nominees (other than proxies in which the vote is withheld as to the nominees).  If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend.  At this time, the Board of Directors knows of no reason why the nominees would be unable to serve, if elected. There are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.

The following table sets forth certain information, as of March 12, 2012, regarding the Board of Directors and each named executive officer identified in the summary compensation table included elsewhere in this Proxy Statement.

Name and Age	Position Held	Director of the Company Since	Shares of Common Stock of the Company Beneficially Owned (1)	Percent
Nominees for Director
Class A (term expiring in 2012)
Dennis A. Suskind	Director, Vice Chairperson of the Board	2002	107,414(2)	1.3
Age 69
Antonia M. Donohue Age 53	Director	2011	600	*
Albert E. McCoy, Jr. Age 48	Director	2008	62,547 (3)	*

Continuing Directors
Class B (term expiring in 2013)
Marcia Z. Hefter Age 68	Director, Chairperson of the Board	1989	83,456 (4)	1.0
Emanuel Arturi Age 66	Director	2008	46,474 (5)	*
Rudolph J. Santoro Age 67	Director	2009	7,794 (6)	*
Howard H. Nolan Age 51	Senior Executive Vice President and Chief Administrative & Financial Officer and Corporate Secretary, Director	2003	44,758 (7)	*
Class C (term expiring in 2014)
Charles I. Massoud Age 67	Director	2002	11,748 (8)	*
Kevin M. O’Connor Age 49	President and Chief Executive Officer, Director	2007	89,163 (9)	1.1
Thomas J. Tobin Age 67	Director	1989	47,585 (10)	*

Executive Officers who are not Directors

Kevin L. Santacroce Age 43	Executive Vice President and Chief Lending Officer		33,915 (11)	*

James J. Manseau Age 48	Executive Vice President and Chief Retail Banking Officer		29,373 (12)	*

Thomas H. Simson Age 57	Senior Vice President, Chief Information Officer		31,273 (13)	*

All Directors, Director nominees and Executive Officers as a Group (13 persons)			596,099 (14)	6.9%

*	Represents less than 1%

(1)

Includes shares as to which a person (or his/her spouse) directly or indirectly has or shares voting power and/or investment power (which includes the power to dispose) and all shares which the person has a right to acquire within 60 days of the reporting date. On March 1, 2011, the Board adopted stock ownership guidelines for all Directors and NEOs. Please see “Stock Ownership Guidelines” included in the Compensation Discussion and Analysis.

(2)

Includes options to purchase 975 shares and 3,225 shares that may be acquired upon conversion of the trust preferred securities (the “TPS”). Of the shares reported, 21,600 are pledged as collateral for borrowings.

(3)	Includes 12,903 shares that may be acquired upon conversion of the TPS.
(4)	Includes options to purchase 375 shares and 16,128 shares that may be acquired upon conversion of the TPS.
(5)	Includes 32,258 shares that may be acquired upon conversion of the TPS.
(6)	Includes 6,451 shares that may be acquired upon conversion of the TPS.
(7)	Includes options to purchase 5,708 shares, 20,707 shares of restricted stock subject to future vesting but as to which voting may currently be directed and 3,225 shares that may be acquired upon conversion of the TPS.
(8)	Includes option to purchase 375 shares.
(9)	Includes 37,951 shares of restricted stock subject to future vesting but as to which voting may currently be directed and 19,354 shares that may be acquired upon conversion of the TPS.
(10)

Includes options to purchase 2,884 shares, 400 shares of restricted stock subject to future vesting but as to which voting may currently be directed and 12,903 shares that may be acquired upon conversion of the TPS.

(11)	Includes options to purchase 4,938 shares and 17,201 shares of restricted stock subject to future vesting but as to which voting may currently be directed.
(12)	Includes 18,009 shares of restricted stock subject to future vesting but as to which voting may currently be directed and 3,225 shares that may be acquired upon conversion of the TPS.
(13)	Includes options to purchase 6,438 shares and 6,058 shares of restricted stock subject to future vesting but as to which voting may currently be directed.
(14)

Includes options to purchase 21,693 shares granted to the named Directors and Executive Officers, 100,326 shares of restricted stock subject to future vesting but as to which voting may currently be directed and 109,672 shares that may be acquired upon conversion of the TPS.

The business experience of each of the Company’s directors, named executive officers and persons nominated to be elected as directors, as well as the qualifications, attributes and skills that led the Board of Directors to conclude that each director should serve on the Board are as follows:

Directors

Marcia Z. Hefter

Ms. Hefter is senior counsel in the law firm Esseks, Hefter & Angel, LLP located in Riverhead, New York. She is Chairperson of the Company’s Board of Directors and serves on the Compensation Committee.  Prior to becoming Chairperson of the Company’s Board, Ms. Hefter served as Vice Chairperson. Ms. Hefter has been a Director of the Company since 1989 and a Director of the Bank since 1988.  Ms. Hefter is a graduate of Boston University and New York University School of Law.  Ms. Hefter’s background as a lawyer and long standing service as a Director provides the Board of Directors with a unique perspective and counsel in its oversight of the Company.

Dennis A. Suskind

Mr. Suskind is a retired partner with Goldman Sachs & Co.  He is Vice Chairperson of the Company’s Board of Directors and serves on the Audit Committee as a financial expert and as Chairperson of the Corporate Governance and Nominating Committee. He has been a Director of the Company since 2002.  Mr. Suskind is also a Director of the Chicago Mercantile Exchange and serves as a member on its Audit Committee.  His considerable experience in investment banking, capital markets and his service on the Board of Directors of another large publicly traded company are valuable to the Board of Directors in many ways, including its assessment of the Company’s sources and uses of capital.

Emanuel Arturi

Mr. Arturi is President and CEO of Knowledgent Group Inc., a business and technology consulting company. Mr. Arturi previously was co-founder of BusinessEdge Solutions Inc., a national consulting firm specializing in financial services, communications and life science industries. He was appointed to the Company’s Board in January 2008 and is Chairperson of the Compensation Committee.  He is a graduate of Montclair State University and Fairleigh Dickinson University.  Mr. Arturi also serves on the board of McGann-Mercy High School in Riverhead, New York.  Mr. Arturi’s business experience and familiarity with the communities served by the Company provide a broad business perspective to the Board of Directors.

Antonia M. Donohue

Ms. Donohue is a partner in the law firm of Jaspan Schlesinger LLP located in Garden City, New York. She is a member of her Firm’s Management Committee and serves as the chairperson of the Firm’s Banking and Financial Services Practice Group.  Ms. Donohue is a graduate of the University of

Massachusetts and St. John’s University School of Law.  Ms. Donohue is a member of the NY State Bar Association, the Nassau County Bar and Women’s Bar Associations. She is also a member of the Board of Directors of the Long Island Chapter of the Turnaround Management Association.  Ms. Donohue’s extensive legal and financial institution industry experience provides the Company with in-depth knowledge of banking laws and regulations.

Charles I. Massoud

Mr. Massoud is President of Paumanok Vineyards located in Aquebogue, New York.  Mr. Massoud serves as a member of the Audit Committee and Corporate Governance and Nominating Committee and has served as a Director of the Company since 2002. Mr. Massoud is also a member of the Board of Directors for Peconic Bay Medical Center.  Mr. Massoud is a graduate of the Wharton School of the University of Pennsylvania and worked for IBM for nearly 20 years as a marketing executive. Mr. Massoud’s extensive knowledge of local markets, educational background, and business experience benefits the Board of Directors in its oversight of strategic planning and business development.

Albert E. McCoy, Jr.

Mr. McCoy is President of W. F. McCoy Petroleum Products Inc. and the McCoy Bus Company located in Bridgehampton, New York. Mr. McCoy is a member of the Compensation Committee and has served as a Director since April 2008.  He is a graduate of George Washington University and a long standing shareholder of the Company.  Mr. McCoy brings to the Board of Directors an extensive knowledge of local markets and the communities served by the Company which gives him unique insights into the Company’s lending challenges and opportunities.

Rudolph J. Santoro

Mr. Santoro is a retired Partner of Deloitte LLP, where he served as a National Industry Director of the Publishing and Media Industry. Mr. Santoro was appointed to the Board in June 2009 and serves as the Chairperson of the Audit Committee. Mr. Santoro is a graduate of Long Island University and is a Certified Public Accountant with approximately 38 years of public accounting experience. He also serves as Vice President and Board Member of the Suffolk County Council of the Boy Scouts of America, Board Member of the Northeast Region of the Boy Scouts of America and as an Emeritus Board Member of Big Brother/Big Sisters of New York City.  Mr. Santoro’s background in public accounting enhances the Board of Director’s oversight of financial reporting and disclosure issues.

Named Executive Officers (“NEOs”) Who Are Directors

Kevin M. O’Connor

Mr. O’Connor is President and Chief Executive Officer of the Company.  He joined the Company in October 2007 as President and Chief Executive Officer Designee and Director. On January 1, 2008, he became President and CEO.  Prior to joining the Company, Mr. O’Connor served as Executive Vice President and Treasurer of North Fork Bancorporation, Inc. from 1997 through 2007.  Mr. O’Connor is a graduate of Adelphi University.  Mr. O’Connor’s background and extensive banking experience provides a valuable resource to the Board of Directors.

Howard H. Nolan

Mr. Nolan is Senior Executive Vice President, Chief Administrative & Financial Officer of the Company. He also serves as the Company’s Corporate Secretary. Mr. Nolan is a Certified Public Accountant and joined the Company in June 2006 as Chief Operating Officer and has served as a Director of the Company since 2003. Prior to joining the Company in 2006, Mr. Nolan was Vice President of Finance and Treasurer for Gentiva Health Services, Inc.  Mr. Nolan is a graduate of

Dowling College.  Mr. Nolan’s background and extensive experience in finance and accounting and knowledge of local markets provides a valuable resource to the Board of Directors.

Thomas J. Tobin

Mr. Tobin retired as President Emeritus and Special Advisor to the Board on March 2, 2010. Prior to January 1, 2008, Mr. Tobin was President and Chief Executive Officer, a position he held for 21 years. Mr. Tobin has served as a Director of the Company since 1989 and as a Director of the Bank since 1986.  Mr. Tobin’s former position as President and Chief Executive Officer of the Company, extensive banking experience and knowledge of the communities served by the Company, provides a valuable resource to the Board of Directors.

Named Executive Officers Who Are Not Directors

James J. Manseau

Mr. Manseau is Executive Vice President and Chief Retail Banking Officer of the Company.  Mr. Manseau joined the Company as Senior Vice President and Chief Retail Banking Officer in March 2008. Prior to joining the Company, Mr. Manseau served as a Divisional Senior Vice President, Suffolk County Regional Manager with North Fork Bancorporation and Capital One.  Mr. Manseau is a graduate of the State University of New York at Farmingdale.

Kevin L. Santacroce

Mr. Santacroce is Executive Vice President and Chief Lending Officer of the Company. Mr. Santacroce joined the Company in March 1997 as Assistant Cashier and Credit Administrator. In January 2004, Mr. Santacroce was promoted to Senior Vice President and Chief Lending Officer.  Mr. Santacroce is a graduate of Bryant University.

Thomas H. Simson

Mr. Simson is Senior Vice President and Chief Information Officer of the Company. Mr. Simson joined the Company in 1997 as Vice President and Chief Information Officer and was promoted to Senior Vice President in 2004.  Mr. Simson is a graduate of the State University of New York at Fredonia and the University of Southern California.

DIRECTOR NOMINATIONS

The Board of Directors has established a Corporate Governance and Nominating Committee for the selection of Directors to be elected by the shareholders.  Nominations of Directors to the Board are recommended by the Committee and determined by the full Board of Directors.  The Board believes that it is appropriate to have the input of all Directors with respect to the candidates to be considered for election to the Board by the shareholders.  In this regard, the Board believes that each individual director has a unique insight into the operations of the Company and the Bank, the communities in which we operate, and the needs of the Company with respect to Board membership.  The Board has determined that, except as to Messrs. O’Connor, Nolan and Tobin, each member of the Board is an “independent director” within the meaning of the corporate governance listing standards of the Nasdaq Stock Market.

Messrs. O’Connor, Nolan and Tobin are not considered independent because they are employees (or as to Mr. Tobin, a former employee) of the Company.  In reaching independence determinations of other Directors, the Board considered loans outstanding that were made on the same terms as available to others.

The Company currently has a Corporate Governance and Nominating Committee charter which outlines the nomination process.  The Charter is available on the Company’s website, www.bridgenb.com. The Committee identifies nominees by first evaluating the current members of the Board willing to continue in service.  Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of gaining new perspectives.  If any member of the Board does not wish to continue in service, or if the Committee decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. The Board would seek to identify a candidate who at a minimum satisfies the following criteria:

•	Has the highest personal and professional ethics and integrity and whose values are compatible with the Company’s;

•	Has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

•	Is willing to devote the necessary time to the work of the Board and its Committees, which includes being available for Board and Committee meetings;

•	Is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

•	Is involved in other activities or interests that do not create a conflict with their responsibilities to the Company and its shareholders; and

•	Has the capacity and desire to represent the balanced, best interests of the shareholders of the Company as a group, and not primarily a special interest group or constituency.

While the Corporate Governance and Nominating Committee does not have a formal policy with respect to diversity on the Board of Directors, consideration is given to nominating persons with different perspectives and experience to enhance the deliberation and decision-making processes of the Board of Directors.

PROCEDURES FOR THE NOMINATION OF DIRECTORS BY SHAREHOLDERS

The Board has adopted procedures for the submission of director nominees by shareholders.  If a determination is made that an additional candidate is needed for the Board of Directors, the Board will consider candidates submitted by a shareholder.  Shareholders can submit the names of qualified candidates for Director by writing to our Corporate Secretary, Bridge Bancorp, Inc., 2200 Montauk Highway, P.O. Box 3005, Bridgehampton, New York 11932.  The Corporate Secretary must receive a submission not less than ninety (90) days prior to the date of the Company’s proxy materials for the preceding year’s annual meeting. The submission must include the following information:

•

The name and address of the shareholder as they appear on the Company’s books, and number of shares of Common Stock that are owned beneficially by such shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder’s ownership will be required);

•

The name, address and contact information for the candidate, and the number of shares of Common Stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the shareholder’s ownership should be provided);

•	A statement of the candidate’s business and educational experience;

•	Such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

•	A statement detailing any relationship between the candidate and the Company;

•	A statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

•	Detailed information about any relationship or understanding between the proposing shareholder and the candidate; and

•	A statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

A nomination submitted by a shareholder for presentation by the shareholder at an annual meeting of shareholders must comply with the procedural and informational requirements described in “Advance Notice of Nominations to Be Brought Before an Annual Meeting.”

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

A shareholder of the Company who wants to communicate with the Board of Directors or with any individual Director can write to the Corporate Secretary, Bridge Bancorp, Inc., 2200 Montauk Highway, P.O. Box 3005, Bridgehampton, New York 11932,   Attention:  Board Administration.

The letter should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership.  Depending on the subject matter, management will:

•	Forward the communication to the Director or Directors to whom it is addressed;

•	Attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or

•	Not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the Directors.

CODE OF ETHICS

The Board has adopted a Code of Ethics that is applicable to the officers, Directors and employees of the Company, including the Company’s principal executive officer, principal administrative officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on the Company’s website, www.bridgenb.com.  Amendments to and waivers from the Code of Ethics will also be disclosed on the Company’s website.

BOARD MEETINGS AND COMMITTEES

The following three standing committees facilitate and assist the Board in executing its responsibilities:  the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The table below shows current membership for each of the standing Board committees.

Audit	Compensation	Corporate Governance and
Committee	Committee	Nominating Committee
Rudolph J. Santoro*	Emanuel Arturi*	Dennis A. Suskind*
Charles I. Massoud	Marcia Z. Hefter	Charles I. Massoud
Dennis A. Suskind	Albert E. McCoy, Jr.	Rudolph J. Santoro

*Committee Chairperson

The business of the Board of Directors of the Company and the Bank is conducted through meetings and activities of the Boards and their Committees. The Board of Directors of the Company and the Bank meets monthly, or more often as may be necessary.  The Board of Directors of the Company and the Bank met sixteen times during 2011.  No Director attended fewer than 75% in the aggregate of the total number of Board meetings held and the total number of Committee meetings on which he or she served during 2011, including Board and Committee meetings of the Bank and the Company.

BOARD LEADERSHIP AND RISK OVERSIGHT

Board Leadership Structure

The Board historically has been chaired by an independent director, rather than the chief executive officer.  The current chairperson is Ms. Marcia Hefter.  The Board of Directors believes that the non-executive chair structure helps to distinguish the role of the chairperson, in managing the board, which in turn serves in an oversight capacity, from the responsibilities of the chief executive officer in managing the operations of the Company.

The Role of the Board in Risk Oversight

The entire Board of Directors is engaged in risk management oversight.  The Audit Committee and Enterprise Risk Management Committee (“ERMC”) assists the Board of Directors in its oversight of the Company’s corporate-wide risk management and in identifying, measuring, monitoring, and managing risks, and as to the Audit Committee in particular, material financial risks.  The Board of Directors receives regular reports from ERMC, as well as from the Audit Committee, as to the actions taken by management to adequately address those risks.

THE AUDIT COMMITTEE

The Audit Committee consists of Directors Santoro (Chairperson), Massoud, and Suskind.  Each member of the Audit Committee is considered “independent” as defined in the NASDAQ® corporate governance listing standards and under SEC Rule 10A-3.  The duties and responsibilities of the Audit Committee include, among other things:

•	Retaining, overseeing and evaluating the Independent Registered Public Accounting Firm to audit the annual consolidated financial statements of the Company;

•	Overseeing the Company’s financial reporting processes in consultation with the Independent Registered Public Accounting Firm and the internal audit function;

•

Reviewing the annual audited consolidated financial statements, quarterly financial statements and the Independent Registered Public Accounting Firm’s report with management and the Independent Registered Public Accounting Firm and recommending inclusion of the annual audited consolidated financial statements in the Company’s annual report on Form 10-K;

•	Maintaining direct lines of communication with the Board of Directors, management, internal audit staff and the Independent Registered Public Accounting Firm;

•	Overseeing the internal audit function and reviewing management’s administration of the system of internal accounting controls;

•	Approving all engagements for audit and non-audit services by the Independent Registered Public Accounting Firm; and

•	Reviewing the adequacy of the Audit Committee charter.

The Audit Committee met eight times during 2011. The Audit Committee reports to the Board on its activities and findings. The Board of Directors has determined that Rudolph Santoro and Dennis Suskind are “Audit Committee Financial Experts” as that term is used in the rules and regulations of the SEC.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors.  A copy of the charter of the Audit Committee is available on the Company’s website, www.bridgenb.com.

Management is responsible for the preparation of the Company’s consolidated financial statements and their assessment of the design and effectiveness of the Company’s internal control over financial reporting. The Independent Registered Public Accounting Firm is responsible for performing an independent audit of the Company’s consolidated financial statements and opining on management’s internal control assessment and the effectiveness of those controls in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing their reports thereon.  As provided in its charter, the Audit Committee’s responsibilities include monitoring and overseeing these processes.

In discharging its responsibilities, the Audit Committee has:

•	Reviewed and discussed with management, and the Independent Registered Public Accounting Firm, the Company’s audited consolidated financial statements for the year ended December 31, 2011;

•

Reviewed and discussed with the Independent Registered Public Accounting Firm all communications required by the standards of the PCAOB, including the matters described in Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1, AU Section 380), as adopted by the PCAOB in rule 3200T; and

•

Received the written disclosures and the letter from the Independent Registered Public Accounting Firm required by applicable requirements of the PCAOB, and has discussed with the Independent Registered Public Accounting Firm its independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and filed with the SEC.

In addition, the Audit Committee selected Crowe Horwath LLP to be the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2012, subject to the ratification of this appointment by the shareholders.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The foregoing report has been furnished by Committee members:

Rudolph J. Santoro, Chairperson

Charles I. Massoud

Dennis A. Suskind

THE COMPENSATION COMMITTEE

The Compensation Committee met seven times in fiscal year 2011.  The Compensation Committee is comprised solely of non-employee Directors, all of whom the Board has determined are independent as defined in the NASDAQ® corporate governance listing standards. The Board has adopted a charter for the Compensation Committee, which is available on the Company’s website, www.bridgenb.com.

The Compensation Committee’s responsibilities include, among other duties, the responsibility to:

•	Establish, review, and modify from time to time as appropriate the overall compensation philosophy of the Company;

•

Review, evaluate and recommend Company objectives relevant to the CEO’s compensation; evaluate CEO performance relative to established goals; and review, evaluate and recommend to the full Board of Directors, the CEO’s compensation;

•

Review, evaluate and recommend goals relevant to the compensation of the Company’s other executive management personnel; and review such officers’ performance in light of these goals and determine (or recommend to the full Board of Directors for determination) such officers’ cash and equity compensation based on this evaluation;

•

Review, evaluate and recommend, in consultation with the corporate governance committee, the compensation to be paid to directors of the Company and of affiliates of the Company for their service on the Board;

•	Administer any stock benefit plans adopted by the Company; and

•	Review and oversee incentive compensation arrangements of the Bank to ensure they are balanced relative to incentives and risk objectives.

Compensation recommendations for the Chief Executive Officer (“CEO”), Chief Administrative & Financial Officer (“CAO”), Chief Lending Officer (“CLO”), Chief Retail Banking Officer (“CRO”) and Chief Information Officer, collectively known as NEOs, are made by the Compensation Committee to the Board of Directors.  Decisions regarding non-equity compensation for the other officers are made under the authority of the Company’s CEO. The Committee has engaged McLagan, an AON Hewitt company (formerly Amalfi Consulting, LLC through December 16, 2010) and an outside and independent national compensation consulting firm, to assist in the annual review of its incentive compensation arrangements for the NEOs and all other employee groups of the Bank.

Compensation Committee meetings are regularly attended by the members of the Committee, and at the request of the Committee, by the CEO and CAO. At each meeting, the Compensation Committee meets in executive session, which excludes the executive management. The Compensation Committee’s Chairperson reports the Committee’s recommendations on executive compensation to the Board. Independent advisors and the Company’s finance department support the Compensation Committee in its duties and, along with the CEO and CAO, may be delegated authority to fulfill certain administrative duties regarding the compensation programs.  The Compensation Committee reviews the total fees paid to outside consultants by the Company to ensure that the consultant maintains its objectivity and independence when rendering advice to the Committee.

The Committee engaged McLagan to assist in the review of potential risks stemming from the Company’s compensation program. McLagan conducted a comprehensive review and evaluation of incentive plans covering all employees of the Company. The review included an evaluation of the design features of each plan, the governance and oversight aspects of each plan, the mix of cash and equity incentives opportunities, the use of performance metrics, the performance periods and time horizon of each plan, the various termination provisions associated with the plans, and other dimensions of the plans deemed relevant for the risk review process. McLagan reviewed the results of its assessment with the Committee and with management.

Based on the results of the independent assessment by McLagan and the assessment of risks by the Committee, the Board has determined that the Company’s compensation policies, practices and programs do not promote excessive risk taking or pose risks that are reasonably likely to have a material adverse effect on Bridge Bancorp, Inc.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Directors Arturi (Chairperson), Hefter and McCoy. None of these directors was during 2011, or is formerly, an officer of the Company.  During the year ended December 31, 2011, the Company had no “interlocking” relationships in which any executive officer of the Company is a member of the Board of Directors or Compensation Committee of another entity, one of whose executive officers is a member of the Company’s Board of Directors or Compensation Committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of the Compensation Plan

The Compensation Committee (for purposes of this discussion and analysis, the “Committee”) of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy.  The goal of the Committee is for the total compensation awarded to, earned by, and paid to our named executive officers and “covered employees” to be fair, reasonable and competitive and to comply with the final guidance on Sound Incentive Compensation Policies (“SICP”).  Our Named Executive Officers (referred to as NEOs) are Kevin M. O’Connor, President and Chief Executive Officer, Howard H. Nolan, Senior Executive Vice President, Chief Administrative & Financial Officer, Kevin L. Santacroce, Executive Vice President & Chief Lending Officer, James J. Manseau, Executive Vice President & Chief Retail Banking Officer, and Thomas H. Simson, Senior Vice President and Chief Information Officer.  Covered employees included senior executives as well as other employees who, either individually or as part of a group, have the ability to expose the Company or Bank to material amounts of risk.

Compensation Philosophy and Objectives

The compensation philosophy, established by the Committee of the Board, provides broad guidance on executive compensation and, more specifically, the compensation of the NEOs and other covered employees.  The incentive compensation plans are designed to be consistent with safety and soundness standards and the final guidance on SICP.  The Plans include consideration of the following key principles:

(1)

Incentive compensation arrangements should provide employees incentives that appropriately balance risk and financial results in a manner that does not encourage employees to expose the Company or Bank to imprudent risk;

(2)	These arrangements should be compatible with effective controls and risk management; and
(3)	These arrangements should be supported by strong corporate governance, including active and effective oversight by the Company’s board of directors.

The Company’s policies and procedures related to incentive plans have been reviewed by an independent compensation consultant, McLagan, to determine the Company’s and Bank’s compliance with the SICP.

For NEOs, compensation comparisons are based on a peer group of banks, taking into consideration asset size, geographic location, and performance as well as internally developed goals.  However, reasonable exceptions to this compensation philosophy are considered appropriate as determined by the Compensation Committee.

Specifically, the compensation philosophy includes:

•	Aligning shareholder value with compensation;
•	Providing a direct and transparent link between our performance and pay for the NEOs;
•	Aligning the interests of the Company’s senior executive officers with that of the shareholders through performance based incentive plans;
•	Making wise use of the Company’s equity resources to ensure compatibility between management and shareholder interests; and
•	Awarding total compensation that is both reasonable and effective in attracting, motivating, and retaining key executives.

The compensation objectives of Bridge Bancorp, Inc. and The Bridgehampton National Bank, subject to experience and achieving plan performance, are to:

•	Pay base salaries to the Company’s senior executives at a level consistent with the Company’s performance related to the Company’s selected peer group (the market);
•	Provide total cash compensation (salary and cash incentive compensation) to the Company’s senior executives at a level consistent with performance related to market;
•	Provide total direct compensation (the sum of salary, cash incentives and equity incentives) at a level consistent with performance related to market, based on planned and cumulative performance;
•	Align senior management’s interest with that of shareholders through increasing equity compensation relative to total incentive compensation; and
•	Comply with the SICP.

In addition, the Company’s compensation philosophy is to provide retirement benefits that are competitive with market practice.  The Compensation Committee of the Board annually reviews the administration of the compensation plans.

We have considered the most recent shareholder say-on-pay advisory vote in determining compensation policies and decisions.  In light of strong stockholder support, the Committee concluded that no material revisions were necessary to our executive officer compensation program.

Risk Assessment Process to Determine Covered Employees

Our management has reviewed all job positions to determine which positions have the ability to expose us to material risks. In determining whether an employee, or group of employees, may expose us to material risk, management considered the full range of inherent risks arising from or generated by, the employees’ activities, including Credit/Asset Quality, Asset Liability/Interest Rate Risk, Liquidity, Operational/Transactional, Compliance/Legal, Reputation and Strategic risks. Risks are considered to be material if they are material to the Company or Bank, or a business line or operating unit of the Bank that is itself material to the Company or Bank.

Principle 1: Balanced Risk Taking Incentives

Once determined, all covered employees’ incentive plans were evaluated to determine if the plans appropriately balance risk and financial results in a manner that does not encourage imprudent risks.

Principle 2: Compatibility with Effective Controls and Risk Management

The Bank’s risk management processes and internal controls reinforce and support the development and maintenance of balanced incentive compensation arrangements.  These processes and controls include documentation to permit an audit of the effectiveness of the Bank’s process for establishing, modifying and monitoring incentive compensation arrangements.

Principle 3: Strong Corporate Governance

Our incentive compensation plans are supported by strong corporate governance, including active and effective oversight by the Compensation Committee and Board. In addition, the Compensation Committee of the Board reviews all incentive plans and has hired an independent compensation consultant, McLagan, to assess the incentive compensation arrangements for compliance with SICP. The Committee receives information and analysis from McLagan and management to allow the Committee and Board to assess whether the overall design and performance of the incentive compensation arrangements are consistent with the Company’s and Bank’s safety and soundness.

Stock Ownership Guidelines

The Board of Directors believes that it is in the best interest of the Company and its shareholders to align the financial interests of Company executives and directors with those of shareholders. In March 2011, Stock Ownership Guidelines were implemented for certain Executives and Directors of the Company that require the following minimum investment in Company common stock:

Directors:	$100,000
NEOs:	One times (1.0x) annual base salary

Stock holdings are expected to be achieved within three (3) years of the implementation of the ownership guidelines or the starting date of the individual, whichever is later.

Stock ownership for NEOs and Directors will be reviewed annually as part of the annual executive performance evaluation process and as part of the Board review. These guidelines will allow for extenuating circumstances and discretion in the evaluation process. The Compensation Committee shall be responsible for the periodic review of the policy. Any changes to the policy will require the approval of the Board of Directors.

The Committee monitors executives’ ownership annually.  At this time, all Directors and NEOs have achieved their target stock ownership guidelines.

Role of Executive Officers in Compensation Decisions

The CEO provides recommendations to the Committee and Board on the other NEOs compensation.  The Committee recommends and the Board approves all compensation decisions for the CEO as well as the other NEOs and approves recommendations regarding equity awards to certain officers of the

Company.  The NEOs annually review the performance and recommend compensation for senior management of the Company who are not NEOs.

Setting Executive Compensation

Based on the foregoing philosophy and objectives, the Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals. In furtherance of this, McLagan’s annual review provides the Committee with relevant market data and alternatives to consider when making compensation decisions for the NEOs and on the recommendations being made by the Company’s management for other key executives.

In making compensation decisions, the Committee compares each element of total compensation against a peer group of publicly-traded financial institutions that are comparable in asset size and performance (collectively, the “Compensation Peer Group”). When selecting the peer group, peer bank performance is taken into consideration.  The key performance measures used in selecting the Company’s peer group are:

•                Return on Average Assets (“ROAA”)

•                Return on Average Equity (“ROAE”)

•                Net Interest Margin

•                Efficiency Ratio

•                Tangible Equity Ratio

•                Core Earnings Per Share (“EPS”) Growth

•                Total Three Year Return

•                Non-Performing Assets as a Percentage of Total Assets

The Compensation Peer Group is periodically reviewed and updated by the Committee.  Not all companies in the Compensation Peer Group reported data for each of our executive positions.

The twenty three companies comprising the Compensation Peer Group for the CEO, CAO, CLO, CRO and CIO are:

Compensation Peer Group	CEO	CAO	CLO	CRO	CIO
Alliance Financial Corporation	✓	✓	✓	✓	✓
American National Bankshares	✓	✓	✓	✓	✓
Arrow Financial Corporation	✓	✓		✓	✓
Bancorp Rhode Island Inc.	✓	✓	✓	✓	✓
Bar Harbor Bancshares	✓	✓	✓	✓	✓
Beacon Federal Bancorp Inc	✓	✓	✓	✓
Berkshire Bancorp Inc.	✓	✓		✓
Brookline Bancorp Inc.	✓	✓	✓	✓	✓
Bryn Mawr Bancorp	✓	✓	✓	✓	✓
Cardinal Financial Corporation	✓	✓	✓	✓	✓
City Holding Company	✓	✓	✓	✓	✓
Clifton Savings Bancorp Inc.	✓	✓	✓	✓	✓
ENB Financial Corp	✓	✓	✓	✓	✓
Fauquier Bankshares Inc.	✓	✓
First of Long Island Corporation	✓	✓		✓	✓
Harleysville Savings Financial	✓	✓	✓	✓
Hingham Institute for Savings	✓	✓		✓	✓
Merchants Bancshares Inc.	✓	✓	✓	✓	✓
Ocean Shore Holding Company	✓	✓	✓	✓
Penseco Financial Services	✓	✓	✓	✓	✓
Prudential Bancorp Inc.	✓	✓	✓	✓
State Bancorp Inc.	✓	✓	✓	✓
Suffolk Bancorp	✓	✓	✓	✓

McLagan used its own proprietary database of over 13,000 incumbents and 400 financial institutions to compile data for banks appropriate for comparison to the Company based primarily on asset size and location. Data utilized from this database was effective as of October 1, 2011. McLagan also utilized data from the 2010/20011 Towers Watson Financial Services Compensation Survey Suite, the 2011 American Bankers Association Compensation & Benefits Report, and the 2011 Delves Group Bank Cash Survey to provide competitive data for the NEO positions and to supplement the proxy benchmark.

Market compensation data from the Compensation Peer Group, McLagan’s database, and other surveys were aged by an annualized factor of 3.0% to adjust for the historical nature of the data.  In addition, data from McLagan’s database and other surveys were adjusted utilizing data from the Economic Research Institute to reflect the cost of wages in the Company’s local market.

Each NEO’s current compensation was compared to the median of the applicable Compensation Peer Group and the regionally adjusted compensation data from McLagan’s database as well as the supplemental surveys listed above.   Overall base pay and the targeted level of total cash compensation for 2011 was competitive with the market median.  A significant percentage of total compensation is allocated to incentives as a result of the philosophy mentioned above. The Committee’s recommendations on granting options and restricted stock awards are based on the evaluation of the Company’s performance in connection with year-end results, the individual’s accomplishments and the position held by the individual. The NEOs are parties to employment and/or change in control agreements which are described elsewhere in this Proxy statement.

2011 Executive Compensation Components

For fiscal year ended December 31, 2011, the principal components of compensation for NEOs were:

•    Base salary

•    Short term incentive program

•    Long term equity incentive compensation

•    Retirement and other benefits

•    Perquisites and other personal benefits

Base Salary

The Company provides NEOs and other employees with base salary to compensate them for services rendered during the fiscal year.  Base salary ranges for NEOs are determined for each executive based on his or her position and responsibility by using market data.  Base salary ranges are designed so that salary opportunities for a given position will generally reflect +/- 15% of the market 50th percentile.  The annual salary of the NEOs is reviewed annually by the Compensation Committee and Board of Directors.  The 2011 base salary for Messrs. O’Connor, Nolan, Santacroce, Manseau and Simson was $350,000, $240,000, $220,000, $220,000 and $165,000, respectively.

Short Term Incentive Program

Each NEO has an incentive opportunity defined by a target incentive and range that is based on their role and competitive market practice.  Incentive targets/ranges are expressed as a percentage of base salary and determined based on competitive market practice for similar roles in similar organizations. The Board established the financial performance targets to be used in establishing awards under the plan for fiscal 2011, as well as the percentage of base salary that can be earned by each category of officer based on the achievement of targets. The Plan has six performance goals: return on average equity, core earnings per share growth, efficiency ratio, nonperforming assets as a percentage of total assets, net charge-offs and management of capital.   For core earnings per share growth, the Board has established a target for 2011 which excludes acquisition related costs. For capital management, the Board has full discretion regarding achievement of goals. For the other four measures, the Board has chosen to benchmark the Plan to the peer group.  For purposes of determining core return on average equity and the efficiency ratio, the Board determined that acquisition related costs will be excluded. For any given year, we look at the trailing twelve months of performance as of September 30.   Based on those figures, we set our threshold, target and maximum performance levels as follows:

•	Threshold Performance:	100% of the Peer Median
•	Target Performance:	110% of the Peer Median
•	Maximum Performance:	125% of the Peer Median

In order to earn a minimum payout, the Company’s performance achievement must equal or exceed the threshold level. If none of the performance criteria are achieved, no short term incentive is earned under the plan. However, the Compensation Committee may at its discretion, recommend to the Board awards it considers reasonable. For 2011, the Company’s performance achievement was as follows:

	Peer Performance Achievement

	Threshold	Target	Maximum
2011 Performance Measures	100% of Median	110% of Median	125% of Median	BDGE Results	Weight	Actual Achievement
Relative Measures vs Peer
Core ROAE	9.46%	10.41%	11.83%	14.95%	35%	35%

Efficiency Ratio	60.14%	54.68%	48.12%	59.36%	20%	5.7%

NPA’s to Assets	0.73%	0.66%	0.58%	0.52%	10%	10%

Net Charge-offs /Avg Loans	0.16%	0.15%	0.13%	0.30%	10%	0%
Total Relative Measures					75%	50.7%

Absolute Measures - Board Adopted
Core EPS Growth - Final			$1.58	$1.62	15%	15%

Tangible Common Equity	Board discretion				10%	10%
Total Absolute Measures					25%	25%

% of maximum payout achieved					100%	75.7%

For 2011, the Company achieved 75.7% of the maximum incentive opportunity compared to the 65% achieved in 2010 resulting in the following payout % of base salary for each NEO:

	Payout Opportunity as a % of Base Salary			Actual Payout
NEO	Threshold %	Target %	Maximum %	% of Base Salary

Kevin M. O’Connor	18.75%	37.5%	75%	56.79%
Howard H. Nolan	13.75%	27.5%	55%	41.64%
Kevin L. Santacroce	12.50%	25.0%	50%	37.86%
James J. Manseau	12.50%	25.0%	50%	37.86%
Thomas H. Simson	8.75%	17.5%	35%	26.50%

In order to further assure that the Company’s compensation programs do not encourage undue and unnecessary risks and promote a long-term outlook among the NEOs, the Committee and Board determined that the amount earned under the Short Term Incentive Plan for 2011 will be paid to the NEOs, partially (50%) in cash and partially (50%) in restricted stock awards except for Mr. Simson who will be paid (80%) in cash and (20%) in restricted stock. Each restricted stock award vests over five years, with one third vesting in each of years 3, 4 and 5.  Dividends are paid on unvested restricted stock awards.

The incentive compensation earned by NEOs for the years ended December 31, 2011 and 2010, respectively, reflecting the impact of performance achievements is as follows:

	Incentive Compensation Earned for the Years Ended December 31,

	2011			2010

		Restricted			Restricted

	Cash	Stock	Total	Cash	Stock	Total

Kevin M. O’Connor	$99,375	$99,375	$198,750	$85,315	$85,315	$170,630

Howard H. Nolan	$49,970	$49,970	$99,940	$42,900	$42,900	$85,800

Kevin L. Santacroce	$41,645	$41,645	$83,290	$34,125	$34,125	$68,250

James J. Manseau	$41,645	$41,645	$83,290	$34,125	$34,125	$68,250

Thomas H. Simson	$34,984	$8,746	$43,730	$32,927	$8,238	$41,165

Clawback Policy

In February 2009, the Committee adopted a clawback policy, to recover certain incentive payments paid to the Company’s NEOs if (1) the payments or awards were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, and (2) the amount of the incentive compensation, as calculated under the restated financial results, is less than the amount actually paid or awarded under the original financial results.

Long Term Stock Incentive Program

The 2006 Stock-Based Incentive Plan (“2006 SBIP”), which was approved by the Company’s stockholders at the 2006 Annual Meeting of Stockholders, gives the Board the latitude to provide incentives and rewards to employees and Directors who are largely responsible for the success and growth of Bridge Bancorp, Inc. and its affiliates, and to assist all such entities in attracting and retaining experienced and qualified Directors, executives and other key employees.

Stock options may be either incentive stock options, which bestow certain tax benefits on the optionee, or non-qualified stock options, not qualifying for such benefits.  All options have an exercise price that is not less than the market value of the Company’s Common Stock on the date of the grant.  Historically, stock based awards under the Company’s plans have either been stock options or shares of restricted stock (which are shares of Common Stock that are forfeitable and are subject to restrictions on transfer prior to the vesting date).

The vesting of restricted stock depends upon the executives continuing to render services to the Company.  Restricted stock awards carry dividend and voting rights from the date of grant.  Restricted shares are forfeited if the award holder departs the Company before vesting.  Options have no value unless the Company’s stock price rises over time, and the value of restricted shares over time also is directly proportionate to the market value of the Company’s stock.

The Committee’s recommendations on granting options and restricted stock awards are based on the evaluation of the Company’s performance in connection with year end results, the individual’s accomplishments and the position held by the individual.

Based on the Compensation Committee’s evaluation of the Company’s 2011 performance and individual accomplishments, 19,000  restricted shares were granted to certain NEOs (7,000 shares to Mr. O’Connor and 3,500 shares each to Messrs. Nolan, Santacroce and Manseau and 1,500 shares to Mr. Simson) on December 23, 2011, as part of the long term stock incentive program. These shares vest over seven years in three equal installments with the first installment vesting on February 15, 2017 and succeeding installments on each anniversary thereafter through February 15, 2019.  Dividends are paid on unvested restricted stock awards.

Retirement and Other Benefits

The Bank maintains a non-contributory, tax-qualified defined benefit pension plan (the “Retirement Plan”) for eligible employees.  All salaried employees at least age 21 who have completed at least one year of service are eligible to participate in the Retirement Plan.  The Retirement Plan provides for a benefit for each participant, including the NEOs, in an amount equal to 1.50% of the participant’s average annual earnings multiplied by creditable service (up to 35 years) plus 1.00% of the participant’s average annual earnings multiplied by creditable service (in excess of 35 years) minus 0.49% of the participant’s final average compensation multiplied by creditable service (up to 35 years).  As required by law, the Retirement Plan is covered by the insurance program of the Pension Benefit Guarantee Corporation.

The Bank also maintains a 401(k) plan for the benefit of its employees.  The Bank matches 50% of the employee’s contribution up to a maximum of 3%.  All employees, including the NEOs, can defer a minimum of 1% and a maximum of 75% of their annual income as long as the deferred compensation does not exceed Internal Revenue Service (IRS) limits.

The Bank has a Supplemental Executive Retirement Plan (the “SERP”), under which additional retirement benefits are accrued for the CEO and CAO. Under the defined benefit component of the SERP, the amount of supplemental retirement benefits is based upon a benefit at normal retirement which approximates the differences between (i) the total retirement benefit the participant would have received under the Retirement Plan without taking into account limitations on compensation and annual benefits; and (ii) the retirement benefit the participant is projected to receive under the Retirement Plan at normal retirement. Under the defined contribution component of the SERP, the amount of the supplemental retirement benefit is the difference between (i) the total matching contribution that would have been contributed by the Bank to the executive’s account under the 401(k) Plan based on the executive’s compensation, without giving effect to limitations on compensation and annual benefits; and (ii) the maximum amount that could have been contributed to the executive’s account under the 401(k) Plan with respect to such compensation.

Perquisites and Other Personal Benefits

The Company provides NEOs with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain employees for key positions.  The NEOs are provided use of company automobiles and participation in the plans and programs described above.  Attributed costs of personal benefits described for the NEOs for the fiscal year ended December 31, 2011 are included in the “All Other Compensation” column of the “Summary Compensation Table.”

The Company and the Bank have entered into employment agreements with Messrs. O’Connor and Nolan, which are described under the heading “Employment Agreements.” The Company and the Bank have entered into change in control agreements with Messrs. Santacroce, Manseau and Simson, which are described under the heading “Change in Control Agreement.”

Tax Implications

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits deductions of compensation paid to NEOs (other than the CFO) to $1 million per year unless the compensation is “performance-based.”  Stock option grants are intended to qualify as performance-based compensation.  Although the Committee does not have a formal policy with respect to the payment of compensation in excess of the deductibility limits, compensation paid to the NEOs historically has fallen within the tax code limitations for deductibility.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Emanuel Arturi, Chairperson

Marcia Z. Hefter

Albert E. McCoy, Jr.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation paid to the Named Executive Officers for the years ended December 31, 2011, 2010 and 2009.  The officers of the Company are not compensated separately in any way for their services.

						Non- Equity Incentive Plan	Change in Pension Value and Nonqualified Deferred Compen-	All Other
Name and				Stock	Option	Compen-	sation	Compen
Principal Position	Year	Salary	Bonus	Awards	Awards	sation	Earnings	-sation	Total
		(1)	(2)	(3)		(4)	(5)	(6)
Kevin M. O’Connor	2011	$350,000	-	$227,564	-	$99,375	$78,383	$49,649	$804,971
President & Chief	2010	$350,000	-	$214,700	-	$85,315	$24,337	$45,917	$720,269
Executive Officer	2009(7)	$300,000	$12,000	$262,875	-	$90,720	$49,315	$38,009	$752,919

Howard H. Nolan	2011	$240,000	-	$114,022	-	$49,900	$67,814	$40,625	$512,361
Senior Executive	2010	$240,000	-	$118,315	-	$42,900	$39,481	$40,563	$481,259
Vice President,	2009	$230,000	$9,200	$113,937	-	$54,096	$24,847	$36,014	$468,094
Chief Administrative &
Financial Officer

Kevin L. Santacroce	2011	$220,000	-	$105,236	-	$41,645	$82,191	$24,064	$473,136
Executive Vice	2010	$210,000	-	$88,486	-	$34,125	$32,824	$23,007	$388,442
President &	2009	$180,000	$7,200	$80,193	-	$30,240	$23,677	$19,869	$341,179
Chief Lending Officer

James J. Manseau	2011	$220,000	-	$105,236	-	$41,645	$30,432	$25,408	$422,721
Executive Vice	2010	$210,000	-	$92,730	-	$34,125	$16,020	$24,090	$376,965
President & Chief	2009	$200,000	$8,000	$70,180		$33,600	$9,442	$20,049	$341,271
Retail Banking
Officer

Thomas H. Simson	2011(8)	$165,000	-	$38,718	-	$34,984	$114,223	$19,042	$371,967
Senior Vice President & Chief
Information Officer

(1)                      Includes voluntary salary deferrals under the Company’s 401(k) Plan.

(2)                      For 2009, the Board agreed to pay Messrs. O’Connor, Nolan, Santacroce and Manseau a discretionary bonus equal to 4% of their respective base salaries, which were frozen during 2009.

(3)                      The amounts shown reflect the grant date fair value of restricted stock awards computed in accordance with FASB ASC Topic 718.

(4)                      The amounts represent cash awards to the NEOs under the short term incentive plan.

(5)                      Based on the same assumptions used for financial reporting purposes under generally accepted accounting principles for 2011, 2010, and 2009, respectively.  Reflects change in present value of accumulated benefits under the Pension and SERP for each NEO except Mr. Santacroce and Mr. Manseau, which reflects change in Pension Value only.

(6)                      See supplemental table 1 below.

(7)                      Mr. O’Connor’s 2009 compensation includes stock awards that represent 75% of the incentive payout earned in 2008 under the short term incentive plan and paid in the form of 12,000 shares of restricted stock granted in January 2009 and 1,500 shares of restricted stock granted in 2009 under the Long Term Plan, with respect to 2009 performance. Mr. O’Connor’s Non-Equity Incentive Compensation for 2009 represents 50% of the incentive payout earned under the 2009 short term incentive plan and paid in cash in 2010.

(8)                      Mr. Simson first served as a “named executive officer” for SEC reporting purposes in 2011.  Accordingly, compensation information is not provided for prior years.

	Itemization of All Other Compensation
	of Summary Compensation Table

			Dividends on
	Year	401(k) Contribution	Restricted Stock	Auto	Directors Fees	Total

Kevin M. O’Connor	2011	$7,350	$29,311	$4,988	$8,000	$49,649
	2010	$7,350	$23,977	$7,090	$7,500	$45,917
	2009	$6,900	$16,901	$8,208	$6,000	$38,009

Howard H. Nolan	2011	$7,350	$17,276	$7,999	$8,000	$40,625
	2010	$7,350	$15,658	$10,555	$7,000	$40,563
	2009	$6,900	$12,350	$10,764	$6,000	$36,014

Kevin L. Santacroce	2011	$6,746	$13,697	$3,621	$0	$24,064
	2010	$6,674	$12,463	$3,870	$0	$23,007
	2008	$5,711	$10,360	$3,798	$0	$19,869

James J. Manseau	2011	$6,716	$12,721	$5,971	$0	$25,408
	2010	$6,617	$10,588	$6,885	$0	$24,090
	2009	$6,236	$7,868	$5,945	$0	$20,049

Thomas H. Simson	2011	$4,920	$5,911	$8,211	$0	$19,042

EMPLOYMENT AGREEMENTS

Kevin M. O’Connor

The term of the employment agreement with Mr. O’Connor, President and Chief Executive Officer, and a Director of the Company and the Bank, is two-years, renewing daily, so that the remaining term is twenty-four months, unless notice of non-renewal is provided to the executive.  If his employment is terminated, his service on the Boards also terminates. Base salary is reviewed annually and can be increased but not decreased.

If Mr. O’Connor voluntarily terminates his employment, or his employment is terminated for cause, no benefits are provided under the agreement.  In the event (i) of the executive’s involuntary termination for any reason other than disability, death, retirement or termination for cause, or (ii) the executive’s resignation upon the occurrence of certain events constituting “constructive termination,” including a reduction in the executive’s duties, responsibilities or pay, the executive would be entitled to a severance benefit equal to a cash lump sum payment equal to twenty-four months base salary and the continuation of insurance coverage for twenty-four months.

In the event of a Change in Control, regardless of whether the executive’s employment terminates, Mr. O’Connor is entitled to a severance benefit equal to:

•	Three times his taxable income for the calendar year preceding the change in control;
•	Insurance coverage for three years following a termination of employment; and
•	Reimbursement for any excise taxes due on such payments and for the taxes due on such reimbursement.

Except in the event of a change in control, following termination of employment Mr. O’Connor is subject to non-compete restrictions.

Howard H. Nolan

Mr. Nolan serves as Senior Executive Vice President, Chief Administrative and Financial Officer of the Bank and the Company, and serves on the Board of Directors of the Bank and the Company.  Mr. Nolan entered into an employment agreement with the Company and the Bank on June 25, 2009.  The term of the employment agreement is thirty-six months (three years from June 25, 2009).  Base salary is reviewed annually (with the first review performed in January 2010) and can be increased but not decreased.

If Mr. Nolan voluntarily terminates his employment without “good reason,” or his employment is terminated for cause, no benefits are provided under the agreement.

In the event (i) of the executive’s involuntary termination for any reason other than disability, death, retirement or termination for cause, or (ii) the executive’s resignation upon the occurrence of certain events constituting “good reason,” including a reduction in the executive’s duties, responsibilities or pay, the executive would be entitled to a severance benefit equal to a cash lump sum payment equal to twenty-four months base salary and the continuation of insurance coverage for twenty-four months.

In the event (i) of the executive’s involuntary termination for any reason other than cause, or (ii) the executive’s resignation upon the occurrence of certain events constituting “good reason,” including a reduction in the executive’s duties, responsibilities or pay, within one year following a change in control, the executive would be entitled to a severance benefit equal to a cash lump sum payment equal to:

•                Three times his annual compensation for the calendar year preceding the change in control; and

•                Continued health and medical insurance coverage for up to three years.

Except in the event of a change in control, following termination of employment Mr. Nolan is subject to non-compete restrictions.

CHANGE IN CONTROL AGREEMENTS

Kevin L. Santacroce, James J. Manseau and Thomas H. Simson

The Company and the Bank entered into change in control agreements with Messrs. Santacroce, Manseau and Simson which provide that upon an involuntary termination of employment for any reason other than cause, or the executive’s termination of employment for “good reason” (as such term is defined in the agreements) following a change in control and during the term of the agreement, the executive, as applicable, will be entitled to a severance benefit equal to:

•	3 times his annual compensation for the calendar year preceding the year of the change in control; and
•	Continued insurance coverage for three years.

The amount of payments will be reduced, if necessary, to an amount that is $1.00 less than the amount that would otherwise be an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended.

The following table sets forth certain information pertaining to grants of Plan Based Awards to the NEOs during 2011.

GRANTS OF PLAN BASED AWARDS

		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards (1)			All other stock awards:	Grant date fair
					number	value of
	Grant				of shares	stock
Name	Date	Threshold	Target	Maximum	or units(2)	awards(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
K. O’Connor	03/01/11 01/25/11 12/23/11	$65,625	$131,250	$262,500	3,739 7,000	$85,324 $142,240

H. Nolan	03/01/11 01/25/11 12/23/11	$33,000	$66,000	$132,000	1,880 3,500	$42,902 $71,120

K. Santacroce	03/01/11 01/25/11 12/23/11	$27,500	$55,000	$110,000	1,495 3,500	$34,116 $71,120

J. Manseau	03/01/11 01/25/11 12/23/11	$27,500	$55,000	$110,000	1,495 3,500	$34,116 $71,120

T. Simson	03/01/11 01/25/11 12/23/11	$14,438	$28,875	$57,750	361 1,500	$8,238 $30,480

(1)                      Amounts shown in column (c) reflect the minimum payout level under the Company’s Short-Term Incentive Plan which is 50% of the target amount shown in column (d).  The amount shown in column (e) is 200% of such target amount.  These amounts are based on the individual’s 2011 salary and position and are paid out 50% in restricted stock which vests over five years with one third in each of years 3 through 5 and 50% in cash.

(2)                      The amounts shown in column (f) reflect the number of shares of restricted stock granted to the NEO pursuant to the Company’s 2006 Stock-Based Incentive Plan.

(3)                      The amounts included in column (h) reflect the full grant date fair value of the restricted stock awards calculated in accordance with FASB ASC No. 718.

The following table sets forth information pertaining to outstanding equity awards held by the NEOs as of December 31, 2011:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards					Stock Awards
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested		Market Value of shares or units of stock that have not vested(1)
K. O’Connor	-	-	-	-	1,667	(2)	$33,173
					1,448	(3)	$28,815
					1,467	(3)	$29,193
					12,000	(4)	$238,800
					1,500	(4)	$29,850
					4,810	(5)	$95,719
					4,000	(6)	$79,600
					3,739	(7)	$74,406
					7,000	(8)	$139,300

H. Nolan	300	-	$24.00	1/21/2014	1,667	(2)	$33,173
	75	-	$30.60	1/21/2015	1,874	(3)	$37,293
	5,333	-	$25.25	11/27/2016	1,134	(3)	$22,567
					4,773	(4)	$94,983
					1,000	(4)	$19,900
					2,870	(5)	$57,113
					2,000	(6)	$39,800
					1,880	(7)	$37,412
					3,500	(8)	$69,650

K. Santacroce	750	-	$24.00	1/21/2014	1,667	(2)	$33,173
	188	-	$30.60	1/21/2015	1,376	(3)	$27,382
	4,000	-	$25.25	11/27/2016	1,134	(3)	$22,567
					2,997	(4)	$59,640
					1,000	(4)	$19,900
					1,605	(5)	$31,940
					2,000	(6)	$39,800
					1,495	(7)	$29,751
					3,500	(8)	$69,650

J. Manseau	-	-	-	-	3,334	(3)	$66,347
					1,134	(3)	$22,567
					2,470	(4)	$49,153
					1,000	(4)	$19,900
					1,785	(5)	$35,522
					2,000	(6)	$39,800
					1,495	(7)	$29,751
					3,500	(8)	$69,650

T. Simson	1,500	-	$15.47	1/15/2013	667	(2)	$13,273
	750		$24.00	1/21/2014	1,314	(3)	$26,149
	188		$30.60	1/21/2015	800	(3)	$15,920
	4,000	-	$25.25	11/27/2016	815	(4)	$16,219
					360	(4)	$7,164
					380	(5)	$7,562
					550	(6)	$10,945
					361	(7)	$7,184
					1,500	(8)	$29,850

(1)                      Amounts based on closing price of our Common Stock as of December 31, 2011 ($19.90), as reported on the NASDAQ®.

(2)                      Vests over five years; one third in each year commencing in 2010 through 2012.

(3)                      Vests over five years; one third in each year commencing in 2011 through 2013.

(4)                      Vests over five years; one third in each year commencing in 2012 through 2014.

(5)                      Vests over five years; one third in each year commencing in 2013 through 2015.

(6)                      Vests over seven years; one third in each year commencing in 2016 through 2018.

(7)                      Vests over five years; one third in each year commencing in 2014 through 2016.

(8)                      Vests over seven years; one third in each year commencing in 2017 through 2019.

The following table sets forth information regarding the value realized by our NEOs on option exercises and stock awards vested during the year ended December 31, 2011.

OPTIONS EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares acquired on exercise	Value realized on exercise	Number of Shares acquired on vesting	Value Realized on vesting
K. O’Connor	-	-	3,123	$62,124
H. Nolan	-	-	3,170	$63,389
K. Santacroce	-	-	2,920	$57,964
J. Manseau	-	-	2,232	$48,119
T. Simson	-	-	1,695	$34,096

The following table sets forth certain information pertaining to the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO, under the Retirement Plan and the Supplemental Executive Retirement Plan.  The amounts reflected have been determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

PENSION BENEFITS

Name	Plan Name	Number of years credited service	Present value of accumulated benefit	Payments during Last Fiscal Year
K. O’Connor	Bridgehampton National Bank Pension Plan	3.17	$63,204	-
	Supplemental Executive Retirement Plan	3.17	$92,876	-
H. Nolan	Bridgehampton National Bank Pension Plan	4.50	$96,552	-
	Supplemental Executive Retirement Plan	4.50	$70,397	-
K. Santacroce	Bridgehampton National Bank Pension Plan	14.25	$208,843	-
J. Manseau	Bridgehampton National Bank Pension Plan	2.75	$55,894	-
T. Simson	Bridgehampton National Bank Pension Plan	14.33	$373,377	-

The Bank sponsors a defined benefit pension plan covering substantially all employees. Benefits are based on years of service and the employee’s highest average compensation during five consecutive years of employment or all years of service, if less than five. Compensation used to determine benefits is all wages, tips, and other compensation as reported on form W-2, such as any amounts which are treated as salary reduction contributions under a 401(k) plan, a cafeteria plan or a qualified flexible benefits plan.  The Normal Benefit Form is payable as a Single Life Pension with 60 payments guaranteed.  There are a number of optional forms of benefit available to the above participants, all of which are adjusted actuarially. Participants are eligible for early retirement upon obtaining age 55.

As previously disclosed, the Bank maintains a SERP for the benefit of Messrs. O’Connor and Nolan. Amounts in the 401(k) Plan component of the SERP are credited with earnings each year in the same percentages as the participant’s account under the Bank’s 401(k) Plan earns income.

Payments under both the 401(k) Plan and defined benefit pension plan component of the SERP begin six months after the participant separates from service with the Bank.  In the event of a change in control of the Bank, the SERP will be terminated and amounts will be paid to participants in a single lump sum payment on the date of the change in control.

The following table shows as of December 31, 2011, Bank contributions and earnings, and the aggregate vested account balances of Messrs. O’Connor and Nolan under the 401(k) Plan component of the SERP.  The vested balances under the pension plan component of the SERP are included in the Pension Benefits table.

Aggregate earnings in this table have not been reported in the Summary Compensation Table for the 2011, 2010 and 2009, respectively as they are not “preferential” or “above market” as defined in SEC regulations.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
K. O’Connor	-	$8,842	($3,388)	-	$27,581
H. Nolan	-	$4,037	($432)	-	$16,693

POTENTIAL PAYMENT UPON TERMINATION OR A CHANGE IN CONTROL

Under the terms of their employment and change in control agreements, the NEOs are entitled to certain payments upon a termination of employment, including a termination of employment following a change in control. Additionally, the vesting of options and stock awards may accelerate upon a termination of employment or upon a change in control. Set forth below is information as of December 31, 2011, regarding potential payments to the NEOs following a termination of employment.

In addition, the NEOs are entitled to certain retirement benefits under plans maintained by the Bank or the Company that are not conditioned on a termination of employment or a change in control of the Bank or the Company. Messrs. O’Connor and Nolan are participants in the SERP described in the Nonqualified Deferred Compensation section of this proxy. Details regarding their vested benefits in the SERP are disclosed in the Pension Benefits table and the Nonqualified Deferred Compensation table of this proxy.

		Involuntary
	Involuntary	Termination after
Name	Termination	Change in Control	Disability		Death
K. O’Connor 2006 Stock Based Incentive Plan	-	$748,857(1)	$748,857	(1)	$748,857	(1)
Employment Agreement	$729,938(2)	$2,428,713(3)	$729,866	(4)	-

H. Nolan 2006 Stock Based Incentive Plan	-	$411,890(1)	$411,890	(1)	$411,890	(1)
Employment Agreement	$506,480(2)	$1,152,462(3)	$505,208	(4)	-

K. Santacroce 2006 Stock Based Incentive Plan	-	$333,803(1)	$333,803	(1)	$333,803	(1)
Change in Control Agreement		$544,130(3)

J. Manseau 2006 Stock Based Incentive Plan	-	$332,688(1)	$332,688	(1)	$332,688	(1)
Change in Control Agreement		$557,931(3)

T. Simson 2006 Stock Based Incentive Plan	-	$134,265(1)	$134,265	(1)	$134,265	(1)
Change in Control Agreement		$539,128(3)

(1)

This amount represents the value of unvested restricted stock awards that become fully vested upon death, disability, change in control of the Bank or Company, or retirement following the attainment of age 65.

(2)	This amount represents the sum of (i) two times base salary, and (ii) Bank contributions for continued health and medical coverage for 24 months. Amounts payable by the Bank on an event of termination or a voluntary resignation are subject to a one year non-compete restriction and the executive’s agreement not to disclose any confidential information.

(3)

In the event of a change in control, Messrs. O’Connor and Nolan are entitled to receive a lump sum payment equal to three times the executive’s annual compensation for the year immediately preceding the year of the change in control. The amount includes the value of the employer cost for continued health care coverage for a period of 36 months, and for Mr. O’Connor an excise tax indemnification payment of approximately $785,000. Messrs. Santacroce, Manseau and Simson are entitled to 3 times the executive’s annual compensation for the taxable year immediately preceding the year of the change in control and continued insurance coverage for 36 months. Messrs. Santacroce’s, Manseau’s and Simson’s cash severance is cut-back pursuant to the limitation under Section 280G of the Internal Revenue Code.

(4)

In the event of disability, Messrs. O’Connor and Nolan will receive their after-tax base salary and continued health and medical coverage for 2 years, less amounts payable under any disability programs. This amount represents the total payments and benefits that Messrs. O’Connor and Nolan would receive for such 2-year period, without reduction for taxes or amounts payable under any disability programs.

Section 16(a) Beneficial Ownership Reporting Compliance

Our common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934.  The officers and directors of the Company and beneficial owners of greater than 10% of our shares of common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership.  Securities and Exchange Commission rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the shares of common stock to file a Form 3, 4 or 5 on a timely basis.  Based on our review of such ownership reports, we believe that no officer, director or 10% beneficial owner of the Company failed to file such ownership reports on a timely basis for the year ended December 31, 2011, except that Director Dennis Suskind failed to timely report the acquisition of 1,717 shares of Common Stock that resulted from the closing of the acquisition of the Hamptons State Bank.

DIRECTOR COMPENSATION

Cash Compensation Paid to Board Members

All of the members of the Board of Directors of the Company also serve on the Board of the Bank.  For 2011, each outside (non-employee) Director received an annual fee of $17,500 from the Bank.  The Chairperson of the Board of Directors receives an additional annual fee of $5,000.  The Vice Chairperson of the Board of Directors, and the Chairperson of the Audit Committee and the Chairperson of the Compensation Committee receive an additional annual fee of $2,500.  All Directors are compensated $500 for each Board meeting.  Outside Directors who are members of Board Committees are compensated $500 per meeting attended.

Equity Awards Program

In addition, each non-employee director received a $5,000 annual retainer in the form of restricted stock units.

Deferred Compensation Plan

The Directors Deferred Compensation Plan, effective April 1, 2009, is a nonqualified deferred compensation plan, which allows a Director to defer his or her annual retainer earned from May 1 to April 30 (the “Plan Year”) and to have such amounts invested in restricted stock units.  The value of a restricted stock unit will be determined based on the fair market value of a share of Common Stock, with fair market value determined based on the trailing 10-day average.  Directors who elect to defer will be deemed to defer their annual retainer as of the first day of each Plan Year, or May 1.  With respect to each Plan Year’s deferral, a Director will vest pro-rata during such Plan Year and will become fully vested after twelve months of service, except a Director will be fully vested upon disability, death or retirement.  All deferrals will be credited to a Director’s account as restricted stock units and distributions from the Plan will be made in shares of Common Stock.  The restricted stock units do not have any voting rights.  There are no preferential earnings on amounts deferred.  Dividends will be paid on restricted stock units, in the same amount as dividends paid on the Common Stock, and will accrue as additional restricted stock units.  At the time a Director elects to make a deferral election, he or she will also elect the time that the amounts credited to his or her account will be distributed and whether such amounts will be paid in a lump sum or installments.  Such payment shall be made at the time elected by the Director, which shall be the earlier of the Director’s cessation of service, a change in control of the Company or a specified date.

Director Summary Compensation Table

The following table sets forth information pertaining to the compensation paid by the Company to non-employee Directors for the fiscal year ended December 31, 2011.

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($)	Option Awards ($) (3)	Change in Pension Value and Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Marcia Z. Hefter	$38,167	$5,000	-	-	-	$43,167
Dennis A. Suskind	$34,467	$5,000	-	-	-	$39,467
Emanuel Arturi	$34,333	$5,000	-	-	-	$39,333
R. Timothy Maran(4)	$9,775	$1,667	-	-	-	$11,442
Charles I. Massoud	$33,800	$5,000	-	-	-	$38,800
Albert E. McCoy, Jr.	$34,667	$5,000	-	-	-	$39,667
Rudolph J. Santoro	$38,867	$5,000	-	-	-	$43,867
Thomas J. Tobin	$40,767	$5,000	-	-	-	$45,767
Antonia M. Donohue(5)	$8,833	$1,667				$10,500

(1)

Kevin M. O’Connor, the Company’s President and CEO, and Howard H. Nolan, the Company’s Senior Executive Vice President and CAO, are not included in this table as they are employees of the Company. The compensation received by Messrs. O’Connor and Nolan are shown in the Summary Compensation Table.

(2)

Directors Hefter, Suskind, Arturi, McCoy, Jr., Santoro and Donohue have elected to receive their annual retainer in the form of deferred restricted stock units pursuant to the Directors Deferred Compensation Plan.

(3)

Option awards are outstanding to the Directors in the following amounts: Marcia Z. Hefter, R. Timothy Maran and Charles I. Massoud each have options to purchase 375 shares, and Dennis A. Suskind has options to purchase 975 shares.

(4)	Mr. Maran’s service as a Director discontinued effective with his retirement on May 6, 2011, the day of the 2011 Annual Meeting.
(5)	Director Donohue was appointed to the Board on September 27, 2011 and received a pro-rated retainer award.

PROPOSAL II – ADVISORY NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

The Board believes that the Company’s compensation programs and policies are centered on a pay for performance culture and are strongly aligned with the long-term interests of shareholders.

We are asking stockholders to vote in an advisory, non-binding manner to approve the compensation paid to our Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (including the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion).  Item 402 of Regulation S-K is the SEC regulation that sets forth the disclosure companies must include in their proxy statement as to compensation. At the 2011 Annual Meeting of Shareholders, the Board of Directors recommended, and the stockholders approved, a non-binding vote in favor of holding an annual advisory vote on executive compensation.  As a result, the Board of Directors determined that the Company will hold an annual advisory vote to approve executive compensation.

This proposal, commonly known as a “Say on Pay” proposal, gives you as a shareholder the opportunity to vote on our executive pay program.  The Board of Directors is requesting shareholders to cast a non-binding advisory vote on the following resolution:

“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon the Board.  However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL III – ADOPTION OF THE BRIDGE BANCORP, INC. 2012 STOCK-BASED INCENTIVE PLAN

The Board of Directors has adopted, subject to stockholder approval, the Bridge Bancorp, Inc. 2012 Stock-Based Incentive Plan (the “Incentive Plan”), to provide officers, employees and Directors of the Company and The Bridgehampton National Bank with additional incentives to promote the growth and performance of the Company.  The Board recommends that the Company’s shareholders approve the Incentive Plan because it believes that executive and non-employee director ownership in the Company serves the best interests of all shareholders by promoting a focus on long-term increase in shareholder value. The Incentive Plan continues to support this goal by increasing the flexibility the Company has in awarding equity-based compensation that meets the ongoing objectives of aligning compensation with shareholder value.

The Compensation Committee and the Board believe that the increased number of shares to be made available for issuance under the Incentive Plan represents a reasonable amount of potential additional equity dilution and allows the Company to continue awarding equity incentives, which have been an important component of our compensation program. The Company expects that it will seek stockholder approval periodically in the future for additional shares to continue the program.

Promotion of Good Corporate Governance Practices

We have designed the Incentive Plan to include a number of provisions that we believe promote best practices by reinforcing the alignment between equity compensation arrangements for directors, officers and employees and shareholders’ interests. These provisions include, but are not limited to, the following:

•                No Discounted Options or SARs. Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•                No Repricing Without Shareholder Approval. At any time when the exercise price of a stock option or SAR is above the market value of the Company’s common stock, the Company cannot, without shareholder approval, “reprice” those awards by reducing the exercise price of such stock option or SAR or exchanging such stock option or SAR for cash, other awards or a new stock option or SAR at a reduced exercise price.

•                No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.

•                No Evergreen Provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the Incentive Plan can be automatically replenished.

•                No Automatic Grants. The Incentive Plan does not provide for automatic grants to any participant.

•                No Tax Gross-ups. The Incentive Plan does not provide for any tax gross-ups.

Key Data

Shares Available for Grant under Company Plans

The number of shares of Common Stock of Bridge Bancorp, Inc. available for stock-based awards under the Incentive Plan will be 525,000 plus any remaining shares available for issuance under the 2006 Stock-Based Incentive Plan, since the 2006 Stock-Based Incentive Plan shall no longer be utilized for grants in the event that the Incentive Plan is approved by shareholders.

The following table provides the number of shares outstanding and the number of shares available for future grant under all Company plans as of March 1, 2012:

Number of Stock Options Outstanding	54,223
Weighted Average Exercise Price	$25.05
Weighted Average Term (in years)	4.16

Number of Full-Value Stock Awards Outstanding	223,762

Number of Shares Remaining for Future Grant:
2006 Stock-Based Incentive Plan	277,590
Common Shares Outstanding (as of March 12, 2012, the record date)	8,474,176

There are no other shares remaining available for grant under any other Company plans or programs.

Burn Rate

Broad-based equity compensation is an essential and long-standing element of the Company’s culture and success. It continues to be a critical element to attract and retain the most talented employees, officers and directors available to execute the Company’s long-term goals. We grant equity-based compensation to employees at all levels of the organization. As shown in the following table, the Company’s three-year average annual burn rate is well below 2.00% (i.e., 1.00%).

Year	Options Granted	Full-Value Awards Granted	Basic-Weighted Average Common Shares Outstanding (CSO)	Burn Rate = Total Granted/CSO
2011	0	75,687	6,519,000	1.16%
2010	0	49,290	6,138,000	0.80%
2009	0	62,584	6,097,000	1.03%
Three-Year Average				1.00%

Dilution Levels

We understand that maintaining reasonable dilution levels is important to our shareholders and it is to us as well. We continually monitor our dilution levels. Dilution is also a consideration when determining our annual equity award amounts. In line with our commitment to keeping our dilution at a reasonable level, our share authorization request of 525,000 additional shares will result in overall dilution level of 11.16%. Such a dilution level is well below the dilution levels of our specific industry and the broader overall market.

Expected Share Pool Duration

Although there are many variables that impact how long the shares reserved for issuance under the Incentive Plan will last, the Company currently estimates that the shares remaining under the 2006 Stock-Based Incentive Plan combined with the 525,000 additional shares under the Incentive Plan will provide adequate shares for broad-based distribution over the next 4 to 5 years.

The following is a summary of the material features of the Incentive Plan, which is qualified in its entirety by reference to the provisions of the Incentive Plan, attached hereto as Appendix A.

General

The Incentive Plan will remain in effect for a period of ten years following adoption by the shareholders. The total number of shares available for grant under the Incentive Plan shall be the sum of (x) 525,000, (y) the number of shares that remain available for issuance under the 2006 Stock-Based Incentive Plan as of the effective date of the Incentive Plan, and (z) any shares which, upon a forfeiture or other event occurring under the Incentive Plan or any previous incentive plan of the Company, would otherwise return to such plan for availability for reissuance in a future award. The Incentive Plan will be administered by a committee (the “Committee) appointed by the Board of Directors, which will include two or more disinterested Directors of the Company who must be “non-employee Directors,” as that term is defined for purposes of Rule 16(b) of the Securities Exchange Act of 1934.  The Committee may consist of all Board members who satisfy these conditions.  The Committee has the authority within the limitations set forth in the Incentive Plan to make decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Incentive Plan’s purposes; and interpreting and otherwise construing the Incentive Plan.  The Incentive Plan also permits the Board of Directors or the Committee to delegate to one or more officers of the Company the Committee’s power to (i) designate officers and employees who will receive awards, and (ii) determine the number of awards to be received by them.

Eligibility

Employees and Outside Directors of the Company or its subsidiaries are eligible to receive awards under the Incentive Plan.

Types of Awards

The Committee may determine the type and terms and conditions of awards under the Incentive Plan.  Awards may be granted in a combination of incentive and non-statutory stock options, stock appreciation rights, restricted stock awards, or restricted stock units, as follows.

Stock Options.  A stock option gives the recipient or “optionee” the right to purchase shares of Common Stock at a specified price for a specified period of time.  The exercise price may not be less than the fair market value on the date the stock option is granted.  Once granted, the exercise price of a stock option may not be changed.  Fair market value for purposes of the Incentive Plan means the final sales price of the Company’s Common Stock on the date the option is granted, as reported on either the NASDAQ® Market, if the stock is traded on NASDAQ® or on the over the counter Bulletin Board, or if the Company’s Common Stock was not traded on such date, then on the day prior to such date or on the next preceding day on which the Company’s Common Stock was traded, and without regard to after-hours trading activity.    The Committee will determine the fair market value if it cannot be determined in the manner described above.

Stock options are either “incentive” stock options or “non-qualified” stock options.  Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code.  Only employees are eligible to receive incentive stock options.  Shares of Common Stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise (i) either in cash or with stock of the Company which was owned by the participant for at least six months prior to delivery, or (ii) by reduction in the number of shares deliverable pursuant to the stock option, or (iii) subject to a “cashless exercise” through a third party.  Cash may be paid in lieu of any fractional shares under the Incentive Plan and generally no fewer than 100 shares may be purchased on exercise of an award unless the total number of shares available for purchase or exercise pursuant to an award is less than 100 shares.  Stock options are subject to vesting conditions and restrictions as determined by the Committee.

Stock Appreciation Rights.  Stock appreciation rights give the recipient the right to receive a payment in Company Common Stock of an amount equal to the excess of the fair market value of a specified number of shares of Company Common Stock on the date of the exercise of the stock appreciation rights over the fair market value of the Common Stock on the date of grant of the stock appreciation right, as set forth in the recipient’s award agreement.  Stock appreciation rights will not be granted unless (i) the stock appreciation right is settled solely in Company Common Stock; and (ii) there is no further ability to defer the income received on the exercise of the stock appreciation right.

Stock Awards.  Stock awards under the Incentive Plan will be granted only in whole shares of Common Stock.  Stock awards will be subject to conditions established by the Committee which are set forth in the award agreement.  Any stock award granted under the Incentive Plan will be subject to vesting as determined by the Committee.  Awards will be evidenced by agreements approved by the Committee, which set forth the terms and conditions of each award.

Restricted Stock Units.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to issue Restricted Stock Units to the Directors Deferred Compensation Plan, to

determine the number of Restricted Stock Units to be granted, and to determine the other terms and conditions of such Awards.  Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered.  Restricted Stock Units shall not have any voting rights.       Dividends and other distributions may be reinvested in additional Restricted Stock Units as determined by the Committee in its sole discretion. The terms and conditions of such Restricted Stock Units shall be governed by the terms of the Directors Deferred Compensation Plan unless the Committee determines otherwise.

Miscellaneous.  Generally, all awards granted under the Incentive Plan will be nontransferable except by will or in accordance with the laws of intestate succession.  At the Committee’s sole discretion, non-statutory stock options may be transferred for valid estate planning purposes that are permitted by the Internal Revenue Code and the securities laws. During the life of the participant, awards can only be exercised by him or her.  The Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the Incentive Plan upon the participant’s death.

Upon the occurrence of an event constituting a Change in Control of the Company as defined in the Incentive Plan, all stock options, stock appreciation rights, stock awards and restricted stock units will become fully vested.

Material Federal Income Tax Consequences

The following are the material federal income tax consequences generally arising with respect to awards granted under the Incentive Plan.  The grant of an option will create no tax consequences for an optionee or the Company.  The optionee will have no taxable income upon exercising an incentive stock option and the Company will receive no deduction when an incentive stock option is exercised provided that the optioneee satisfies certain holding period and timing requirements.  The excess of the fair market value of the shares at the time of exercise over the exercise price may trigger alternative tax liability.  Upon exercising a non-statutory stock option, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise, and the Company will be entitled to a deduction for the same amount.  The tax treatment for an optionee on a disposition of shares acquired through the exercise of an option depends on how long the shares have been held and whether such shares were acquired by exercising an incentive stock option or a non-statutory stock option.  Generally, there will be no tax consequences to the Company in connection with the disposition of shares acquired pursuant to an option, except that the Company may be entitled to a deduction if shares acquired pursuant to an incentive stock option are sold before the required holding periods have been satisfied.  With respect to other awards granted under the Incentive Plan that are settled either in cash or in stock, the participant must recognize ordinary income equal to the cash or the fair market value of shares or other property received and the Company will be entitled to a deduction for the same amount.  With respect to awards that are settled in stock, the participant must recognize ordinary income equal to the fair market value of the shares received at the time the shares became transferable or not subject to substantial risk of forfeiture, whichever occurs earlier.  The Company will be entitled to a deduction for the same amount.

In order to approve the Bridge Bancorp, Inc. 2012 Stock-Based Incentive Plan, the proposal must receive the affirmative vote of a majority of the total shares present and voting, without regard to broker non-votes or proxies marked ABSTAIN.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE BRIDGE BANCORP, INC. 2012 STOCK-BASED INCENTIVE PLAN.

PROPOSAL IV - RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Crowe Horwath LLP (“Crowe Horwath”) was the Independent Registered Public Accounting Firm of the Company for the year ended December 31, 2011, and has been selected to serve as the Company’s Independent Registered Public Accounting Firm for 2012.  Representatives of Crowe Horwath are expected to be present at the Annual Meeting.  They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders.

Shareholder ratification of the selection of Crowe Horwath is not required by the Company’s bylaws or otherwise.  However, the Board is submitting the selection of the Independent Registered Public Accounting Firm to the shareholders for ratification as a matter of good corporate practice.  If the shareholders fail to ratify the selection of Crowe Horwath, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different Independent Registered Public Accounting Firm at any time during the year if it determines that such change is in the best interests of the Company and its shareholders.

FEES PAID TO CROWE HORWATH LLP

The following table presents fees for professional audit services rendered by Crowe Horwath LLP for the audit of our annual financial statements and other professional services provided for the years ended December 31, 2011 and 2010.

Type of Fees	2011	2010

Audit Fees (1)	$187,200	$180,000
Audit Related Fees (2)	78,583	-
Tax Fees (3)	-	-
All Other Fees (4)	-	-

Total Fees	$265,783	$180,000

(1)   Audit fees for 2011 and 2010 consist of professional services rendered for the annual audit of our financial statements and review of financial statements included in our quarterly reports, and accounting consultation.

(2)   Audit-related fees for 2011 consist of fees paid to Crowe Horwath LLP related to our acquisition of Hamptons State Bank and registration statements related to equity offerings.

(3)   Crowe Horwath did not provide any services to the Company relating to tax compliance, tax advice and tax planning during the fiscal years ended December 31, 2011 and 2010.

(4)   Crowe Horwath did not provide any other services to the Company during the fiscal years ended December 31, 2011 and 2010.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has adopted policies and procedures for the pre-approval of the above fees. All requests for services to be provided by Crowe Horwath are submitted to the director of internal audit, who subsequently requests pre-approval from the Audit Committee Chairperson. A schedule of approved services is then reviewed and approved by the entire Audit Committee at the next Audit Committee meeting.

In order to ratify the selection of Crowe Horwath as the Company’s Independent Registered Public Accounting Firm for the 2012 fiscal year, the proposal must receive the affirmative vote of at least a majority of the votes cast at the Annual Meeting, either in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF CROWE HORWATH LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company’s executive office, 2200 Montauk Highway, P.O. Box 3005, Bridgehampton, New York 11932, no later than December 3, 2012.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

ADVANCE NOTICE OF NOMINATIONS TO BE BROUGHT BEFORE AN ANNUAL MEETING

The Company’s Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of shareholders.  In order for a shareholder to properly bring business before an annual meeting, the shareholder must give written notice to the Corporate Secretary not less than 90 days prior to the date of the Company’s proxy materials for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made.  The Bylaws require that the notice must include, among other things, the shareholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the shareholder in the proposed business.  Nothing in this paragraph shall be deemed to require the Company to include in its annual meeting proxy statement any shareholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

In accordance with the foregoing, advance notice for certain business or nominations to the Board of Directors to be brought before next year’s Annual Meeting of Shareholders must be given to the Company by January 2, 2013.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement.  However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

Whether you intend to be present at this meeting or not, you are urged to return your signed proxy promptly.  For your convenience, you may also cast your vote electronically.

AN ADDITIONAL COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2011, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONE REQUEST TO HOWARD H. NOLAN, SENIOR EXECUTIVE VICE PRESIDENT AND CORPORATE SECRETARY, 2200 MONTAUK HIGHWAY, P.O. BOX 3005, BRIDGEHAMPTON, NEW YORK 11932, OR CALL (631) 537-1001, EXT. 7255.

By Order of the Board of Directors

Howard H. Nolan

Senior Executive Vice President and Corporate Secretary

Bridgehampton, New York

April 2, 2012

APPENDIX A

BRIDGE BANCORP, INC.

2012 STOCK-BASED INCENTIVE PLAN

1.                                    PURPOSE OF PLAN.

The purposes of this 2012 Stock-Based Incentive Plan are to provide incentives and rewards to employees and directors who are largely responsible for the success and growth of Bridge Bancorp, Inc. and its Affiliates, and to assist all such entities in attracting and retaining experienced and qualified directors, executives and other key employees.  The Effective Date of this plan is May 4, 2012, which is the expected date of shareholder approval.

2.                                    DEFINITIONS.

(a)                               “Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company, as such terms are defined in Sections 424(e) and 424(f) of the Code.

(b)                               “Award” means one or more of the following: Restricted Stock Awards, Stock Options and other types of Awards, as set forth in Section 6 of the Plan.

(c)                               “Award Agreement” means the agreement between the Company or an Affiliate and a Participant evidencing an Award under the Plan.

(d)                               “Bank” means The Bridgehampton National Bank and any successor to The Bridgehampton National Bank.

(e)                               “Board of Directors” means the board of directors of the Company.

(f)                                 “Change in Control” means a change in control of a nature that:

(i)                                   would be required to be reported in response to Item 5.01 of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); or

(ii)                                results in a Change in Control of the Bank or the Company within the meaning of the Change In Bank Control Act, as amended, and applicable rules and regulations promulgated thereunder by the FRB, as in effect at the time of the Change in Control; or

(iii)                             without limitation such a Change in Control shall be deemed to have occurred at such time as: (a) any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s outstanding securities except for any securities purchased by the Bank’s employee stock ownership plan or trust; or (b) individuals who constitute the Board on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving institution occurs; or (d) a proxy statement is distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking shareholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which 25% or more of the shares of the Company are exchanged for or converted into cash or property or securities not issued by the Company pursuant to such plan of reorganization or merger.

(g)                               “Code” means the Internal Revenue Code of 1986, as amended.

(h)                               “Committee” means the committee designated, pursuant to Section 3 of the Plan, to administer the Plan.  The Committee may consist of all Board members who satisfy the standards set forth in Section 3(a)(i) and (ii).

(i)                                   “Common Stock” means the common stock of the Company, par value $0.01 per share.

(j)                                   “Company” means Bridge Bancorp, Inc. the stock holding company of the Bank, and any entity that succeeds to the business of Bridge Bancorp, Inc.

(k)                               “Director Emeritus” means a former member of the Board who has been appointed to the status of Director Emeritus by the Board of the Company or the Bank.

(l)                                   If the Participant is subject to a written employment agreement, change in control agreement (or other similar written agreement) with the Company, the Bank or an Affiliate that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan (unless the Award Agreement specifies otherwise), the terms “Disability” or “Disabled” shall have meaning set forth in such agreement.  In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan.  To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant:  (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Company’s Employees.  Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.

(m)                           “Employee” means any person employed by the Company or an Affiliate. Directors who are also employed by the Company or an Affiliate shall be considered Employees under the Plan.

(n)                               “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)                               “Exercise Price” means the price at which an individual may purchase a share of Common Stock pursuant to an Option.

(p)                               “Fair Market Value” means, when used in connection with the Common Stock on a certain date, the final sales price of the Common Stock as reported on the Nasdaq stock market (or over-the-counter market) on such date, or if the Common Stock was not traded on such date, then on the day prior to such date or on the next preceding day on which the Common Stock was traded, and without regard to after hours trading activity; provided, however, that if the Common Stock is not reported on the Nasdaq stock market (or over the counter market), Fair Market Value shall be determined by the Committee.  The Committee is authorized, but is not required, to obtain an independent appraisal to determine the Fair Market Value of the Common Stock.

(q)                               “FRB” means the Board of Governors of the Federal Reserve System.

(r)                                 “Incentive Stock Option” means a Stock Option granted under the Plan, that is intended to meet the requirements of Section 422 of the Code.

(s)                                “Non-Statutory Stock Option” means a Stock Option granted to an individual under the Plan that is not intended to be and is not identified as an Incentive Stock Option, or an Option granted under the Plan that is intended to be and is identified as an Incentive Stock Option, but that does not meet the requirements of Section 422 of the Code.

(t)                                  “Option” or “Stock Option” means an Incentive Stock Option or a Non-Statutory Stock Option, as applicable.

(u)                               “Outside Director” means a member of the Board(s) of Directors of the Company or an Affiliate who is not also an Employee.

(v)                               “Participant” means an Employee or Outside Director who is granted an Award pursuant to the terms of the Plan.

(w)                           “Plan” means this 2012 Stock-Based Incentive Plan.

(x)                               “Restricted Stock” means shares of Common Stock that may be granted under the Plan that are subject to forfeiture until satisfaction of the conditions of their grant.

(y)                               “Restricted Stock Award” means an Award of shares of Restricted Stock granted to an individual pursuant to Section 6(c) of the Plan.

(z)                                “Retirement” means retirement from employment with the Company or an Affiliate on or after the Employee’s attainment of age 65 or as otherwise set forth in the Award agreement; provided, however, that unless the Committee specifies otherwise, an Employee who is also a member of the Board of Directors, shall not be deemed to have retired until both service as an Employee and as a member of the Board of Directors has ceased. “Retirement” with respect to an Outside Director means termination of service on the Board(s) of Directors of the Company or any Affiliate in accordance with applicable Company policy following the provision of written notice to such Board(s) of Directors of the Outside Director’s intention to retire.  Notwithstanding the foregoing, unless the Committee specifies otherwise, a director shall not be deemed to have retired if such director becomes a Director Emeritus following his termination of service as a director.

(aa)                        “Stock Appreciation Right” means the right, as defined in Section 6(b), that may be granted to a Participant in tandem with the grant of a Stock Option.

(bb)                        “Termination for Cause” means the termination upon personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, any of which results in a material loss (economic or reputational) to the Company or an Affiliate.

3.                                    ADMINISTRATION.

(a)                               Committee.  The Committee shall administer the Plan. The Committee shall consist of two or more disinterested directors of the Company, who shall be appointed by Board of Directors. A member of the Board of Directors shall be deemed to be disinterested only if he or she satisfies: (i) such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) of the Exchange Act; (ii) is not a party to a transaction that is required to be disclosed in the annual proxy statement under Item 404 of Regulation S-K; and (iii) if, considered appropriate by the Board of Directors in its sole discretion, such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

(b)                               Role of Committee.  Subject to paragraph (a) of this Section 3, the Committee shall have full and exclusive power to interpret, construe and implement the Plan and any rules, regulations, guidelines or agreements adopted hereunder and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper.  These powers shall include, but not be limited to, (i) determination of the type or types of awards to be granted under the Plan; (ii) determination of the terms and conditions of any awards under the Plan; (iii) determination of whether, to what extent and under what circumstances awards may be settled, paid or exercised in cash, shares, other securities, or other awards, or other property, or accelerated, canceled, extended, forfeited or suspended; (iv) adoption of modifications, amendments, procedures, subplans and the like as are necessary; (v) subject to the rights of participants, modification, change, amendment or cancellation of any award to correct an administrative error; and (vi) taking any other action the Committee deems necessary or desirable for the administration of the Plan.  Without limiting the foregoing, the Committee may, in its sole discretion, accelerate or extend the time at which any Stock Option or Stock Appreciation Right may be exercised, or any Stock Award may vest, in whole or in part, provided, however, that with respect to an Incentive Stock Option, it must be consistent with the terms of Section 422 of the Code in order to continue to qualify as an Incentive Stock Option.  All determinations, interpretations, and other decisions under or with respect to the Plan or any award by the Committee shall be final, conclusive and binding upon the Company, any Participant, and any holder or beneficiary of any award under the Plan.

(c)                               Award Agreements.  Each Award granted under the Plan shall be evidenced by a written agreement (i.e., an “Award Agreement”). Each Award Agreement shall constitute a binding contract between the Company or an Affiliate and the Participant, and every Participant, upon acceptance of an Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be set in accordance with the Plan, but each Award Agreement may also include any additional provisions and restrictions determined by the Committee. In particular, and at a minimum, the Committee shall set forth in each Award Agreement:

(i)                                   the type of Award granted;

(ii)                                the Exercise Price for any Option;

(iii)                             the number of shares or rights subject to the Award;

(iv)                            the expiration date of the Award;

(v)                               the manner, time and rate (cumulative or otherwise) of exercise or vesting of the Award; and

(vi)                          the restrictions, if any, placed on the Award, or upon shares which may be issued upon the exercise or vesting of the Award.

The Chairman of the Committee and such other directors and employees as shall be designated by the Committee are hereby authorized to execute Award Agreements on behalf of the Company or an Affiliate and to cause them to be delivered to the recipients of Awards granted under the Plan.

(d)                  Delegation by Committee.  Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act or Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including:  (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant Awards under the Plan to eligible persons who are not persons with respect to whom the Company wishes to comply with Code Section 162(m); and/or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act;

and/or (c) delegating any of its authority to one or more of the Company’s executive officers, provided that any such delegation shall not permit the executive officers to make, cancel or suspend Awards to executive officers or directors. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted.  Any such allocation or delegation may be revoked by the Committee at any time.

4.                                    ELIGIBILITY.

Subject to the terms of the Plan, Employees and Outside Directors, as the Committee shall determine from time to time, shall be eligible to participate in the Plan.

5.                                    SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS.

(a)                               Shares Available. Subject to the provisions of Section 8, the capital stock that may be delivered under this Plan shall be shares of the Company’s Common Stock, which may be issued directly by the Company from authorized but unissued shares or treasury shares or shares purchased by the Plan in the open market.

(b)                               Share Limits. Subject to adjustments, if any, provided in Section 9, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under this Plan (the “Share Limit”) equals the sum of (x) 525,000 shares, (y) the number of shares that remain available for issuance under the 2006 Stock-Based Incentive Plan as of the effective date of the Incentive Plan, and (z) any shares which, upon a forfeiture or other event occurring under a prior plan or previous incentive plan of the Company, would otherwise return to such plan for availability for reissuance in a future award. In addition, the available shares under a stockholder-approved plan of any business acquired by the Company or its Affiliates (as appropriately adjusted to reflect the acquisition transaction), may be used for Awards under the Plan, subject to Nasdaq rules, including, but not limited to, Nasdaq Rule 5635(c), for post-transaction grants by the Company without further shareholder approval, provided that (i) the time during which those shares are available for grant is not extended beyond the period when the shares would have been available under the pre-existing plan, absent the merger or acquisition, and (ii) such Awards are not granted to individuals who were employed by the Company or its Affiliates at the time the merger or acquisition was consummated.

The maximum aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 525,000.  No Participant may be granted Stock Options and Stock Appreciation Rights in any one year covering, in the aggregate, in excess of 100,000 shares of Common Stock.

(c)                               Reissue of Awards and Shares.  Shares that are subject to or underlie Awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent Awards under this Plan. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any shares exchanged by a Participant or withheld by the Company to satisfy the tax withholding obligations related to any Award under the Plan, shall be available for subsequent Awards under this Plan.

(d)                               Reservation of Shares; No Fractional Shares; Minimum Issue.  The Company shall at all times reserve a number of shares of Common Stock sufficient to cover the Company’s obligations and contingent obligations to deliver shares with respect to Awards then outstanding under this Plan.  No fractional shares shall be delivered under this Plan.  The Committee may pay cash in lieu of any fractional shares in settlements of Awards under this Plan.  No fewer than 100 shares may be purchased on exercise of any Award unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the Award.

6.                                    AWARDS.

The Committee shall determine the type or types of Award(s) to be made to each selected eligible individual. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company. The types of Awards that may be granted under this Plan are:

(a)                               Stock Options.  The Committee may, subject to the limitations of this Plan and the availability of shares of Common Stock reserved but not previously awarded under the Plan, grant Stock Options to Employees and Outside Directors, subject to terms and conditions as it may determine, to the extent that such terms and conditions are consistent with the following provisions:

(i)                                   Exercise Price. The Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant.  Once granted, the Exercise Price of an Option may not be changed.

(ii)                               Terms of Options. In no event may an individual exercise an Option, in whole or in part, more than ten (10) years from the date of grant.

(iii)                         Non-Transferability. Unless otherwise determined by the Committee, an individual may not transfer, assign, hypothecate, or dispose of an Option in any manner, other than by will or the laws of intestate succession. The Committee may, however, in its sole discretion, permit the transfer or assignment of a Non-Statutory Stock Option, if it determines that the transfer or assignment is for valid estate planning purposes and is permitted under the Code and Rule 16b-3 of the Exchange Act. For purposes of this Section 6(a), a transfer for valid estate planning purposes includes, but is not limited to, transfers:

(1)                               to a revocable inter vivos trust, as to which an individual is both settlor and trustee;

(2)                               for no consideration to: (a) any member of the individual’s Immediate Family; (b) a trust solely for the benefit of members of the individual’s Immediate Family; (c) any partnership whose only partners are members of the individual’s Immediate Family; or (d) any limited liability corporation or other corporate entity whose only members or equity owners are members of the individual’s Immediate Family.

(3)                               For purposes of this Section, “Immediate Family” includes, but is not necessarily limited to, a Participant’s parents, grandparents, spouse, children, grandchildren, siblings (including half brothers and sisters), and individuals who are family members by adoption. Nothing contained in this Section shall be construed to require the Committee to give its approval to any transfer or assignment of any Non-Statutory Stock Option or portion thereof, and approval to transfer or assign any Non-Statutory Stock Option or portion thereof does not mean that such approval will be given with respect to any other Non-Statutory Stock Option or portion thereof. The transferee or assignee of any Non-Statutory Stock Option shall be subject to all of the terms and conditions applicable to such Non-Statutory Stock Option immediately prior to the transfer or assignment and shall be subject to any other conditions prescribed by the Committee with respect to such Non-Statutory Stock Option.

(iv)                        Special Rules for Incentive Stock Options.  Notwithstanding the foregoing provisions, the following rules shall further apply to grants of Incentive Stock Options:

(1)                               If an Employee owns or is treated as owning, for purposes of Section 422 of the Code, Common Stock representing more than ten percent (10%) of the total combined voting securities of the Company at the time the Committee grants the

Incentive Stock Option (a “10% Owner”), the Exercise Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant.

(2)                               An Incentive Stock Option granted to a 10% Owner shall not be exercisable more than five (5) years from the date of grant.

(3)                               To the extent the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year under the Plan or any other stock option plan of the Company, exceeds $100,000, or such higher value as may be permitted under Section 422 of the Code, Incentive Stock Options in excess of the $100,000 limit shall be treated as Non-Statutory Stock Options. Fair Market Value shall be determined as of the date of grant for each Incentive Stock Option.

(4)                               Each Award Agreement for an Incentive Stock Option shall require the individual to notify the Committee within ten (10) days of any disposition of shares of Common Stock under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions).

(b)                               Stock Appreciation Rights.  A Stock Appreciation Right is the right to receive a payment in Common Stock equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the Stock Appreciation Right is exercised over the Fair Market Value of the Common Stock on the date of grant of the Stock Appreciation Right as set forth in the applicable award agreement.  No Stock Appreciation Right shall be granted unless (i) the Stock Appreciation Right is settled solely in Common Stock of the Company and (ii) there is no opportunity to further defer the income received on the exercise of the Stock Appreciation Right.

(c)                               Restricted Stock Awards.  The Committee may make grants of Restricted Stock Awards, which shall consist of the grant of some number of shares of Common Stock to an individual upon such terms and conditions as it may determine, to the extent such terms and conditions are consistent with the following provisions:

(i)                                 Grants of Stock. Restricted Stock Awards may only be granted in whole shares of Common Stock.

(ii)                              Non-Transferability. Except to the extent permitted by the Code, the rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:

(1)                             The recipient of a Restricted Stock Award grant shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to the grant until full vesting of such shares has occurred. For purposes of this section, the separation of beneficial ownership and legal title through the use of any “swap” transaction is deemed to be a prohibited encumbrance.

(2)                             Unless otherwise determined by the Committee, and except in the event of the Participant’s death or pursuant to a qualified domestic relations order, a Restricted Stock Award grant is not transferable and may be earned only by the individual to whom it is granted during his or her lifetime.  Upon the death of a Participant, a Restricted Stock Award is transferable by will or the laws of descent and distribution.  The designation of a beneficiary shall not constitute a transfer.

(3)

If the recipient of a Restricted Stock Award is subject to the provisions of Section 16 of the Exchange Act, shares of Common Stock subject to the grant may not, without the written consent of the Committee (which consent may be given in the Award Agreement), be sold or otherwise disposed of within six (6) months following the date of grant.

(iii)

Issuance of Certificates.  The Company shall cause to be issued a stock certificate evidencing such shares, registered in the name of the Participant to whom the Restricted Stock Award was granted; provided, however, that the Company may not cause a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each stock certificate shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Bridge Bancorp, Inc. 2006 Stock-Based Incentive Plan and the related Award Agreement entered into between the registered owner of such shares and Bridge Bancorp, Inc. or its Affiliates. A copy of the Plan and Award Agreement is on file in the office of the Corporate Secretary of Bridge Bancorp, Inc.”

This legend shall not be removed until the individual becomes vested in such shares pursuant to the terms of the Plan and Award Agreement. Each certificate issued pursuant to this Section 6(c) shall be held by the Company or its Affiliates, unless the Committee determines otherwise.

Notwithstanding the foregoing, the Company may, in its sole discretion, issue Restricted Stock Awards in any other approved format (e.g. DTC) in order to facilitate the paperless transfer of such Awards.  In the event Restricted Stock Awards are not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards.  Restricted Stock Awards that are not issued in certificate form shall be subject to the same terms and conditions of this Plan, including Section 6(c)(iv) and 6(c)(v), as any Restricted Stock Awards granted in certificated form.

(iv)

Treatment of Dividends. Participants are entitled to all dividends and other distributions declared and paid on all shares of Common Stock subject to a Restricted Stock Award, from and after the date such shares are awarded or from and after such later date as may be specified by the Committee in the Award Agreement, and the Participant shall not be required to return any such dividends or other distributions to the Company in the event of forfeiture of the Restricted Stock Award.

(v)	Voting of Restricted Stock Awards. Participants who are granted Restricted Stock Awards may vote all unvested shares of Common Stock subject to their Restricted Stock Awards.

(d)        Restricted Stock Units.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to issue Restricted Stock Units to the Directors Deferred Compensation Plan, to determine the number of Restricted Stock Units to be granted, and to determine the other terms and conditions of such Awards.

(i)	Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered.

(ii)	Restricted Stock Units shall not have any voting rights.

(iii)	Dividends and other distributions may be reinvested in additional Restricted Stock Units as determined by the Committee in its sole discretion.

(iv)	The terms and conditions of such Restricted Stock Units shall be governed by the terms of the Directors Deferred Compensation Plan unless the Committee determines otherwise.

7.         PAYMENTS; CONSIDERATION FOR AWARDS.

(a)        Payments.  Payment for Awards may be made in the form of cash, Common Stock, or combinations thereof as the Committee shall determine, and with such restrictions as it may impose.

(b)        Consideration for Awards. The Exercise Price for any Award granted under this Plan or the Common Stock to be delivered pursuant to an Award, as applicable, may be paid by means of any lawful consideration as determined by the Committee, including, without limitation, one or a combination of the following methods:

(i)	cash, check payable to the order of the Company, or electronic funds transfer;

(ii)	the delivery of previously owned shares of Common Stock;

(iii)	reduction in the number of shares otherwise deliverable pursuant to the Award (i.e., “net settlement”); or

(iv)

subject to such procedures as the Committee may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of Awards.

In no event shall any shares newly issued by the Company be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. In the event that the Committee allows a Participant to exercise an Award by delivering shares of Common Stock previously owned by such Participant and unless otherwise expressly provided by the Committee, any shares delivered which were initially acquired by the Participant from the Company (upon exercise of a stock option or otherwise) must have been owned by the Participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the Exercise Price of an Option shall be valued at their Fair Market Value on the date of exercise. The Company will not be obligated to deliver any shares unless and until it receives full payment of the Exercise Price and any related withholding obligations under Section 10(e), or until any other conditions applicable to exercise or purchase have been satisfied. Unless expressly provided otherwise in the applicable Award Agreement, the Committee may at any time eliminate or limit a Participant’s ability to pay the purchase or Exercise Price of any Award or shares by any method other than cash payment to the Company.

8.         EFFECT OF TERMINATION OF SERVICE ON AWARDS.

(a)        General. The Committee shall establish the effect of a termination of employment or service on the continuation of rights and benefits available under an Award or this Plan and, in so doing, may make distinctions based upon, among other things, the cause of termination and type of Award.  Unless the Committee shall specifically state otherwise at the time an Award is granted, all Awards to an Employee or Outside Director shall vest immediately upon such individual’s death, Disability or Retirement.  Unless otherwise provided in an Award Agreement, the following provisions shall apply to each award granted under this Plan:

(i)

Upon the termination of a Participant’s service for any reason other than Disability, Retirement, Change in Control, death or Termination for Cause, Stock Options and Stock Appreciation Rights shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and Stock Options and Stock

Appreciation Rights may be exercised only for a period of three months following termination (provided that the exercise must occur during the term of the Stock Option or Stock Appreciation Rights), and any shares of Restricted Stock that have not vested as of the date of termination shall expire and be forfeited.

(ii)

In the event of a Termination for Cause, all Stock Options, Stock Appreciation Rights and Restricted Stock Awards granted to a Participant under the Plan not exercised or vested shall expire and be forfeited.

(iii)

Upon the termination of service for reason of Disability, Retirement or death, and upon a Change in Control, all Stock Options and Stock Appreciation Rights shall be exercisable as to all shares subject to an outstanding award whether or not then exercisable, and all Restricted Stock Awards shall vest as to all shares subject to an outstanding award, whether or not otherwise immediately vested, at the date of termination or Change in Control, and Stock Options and Stock Appreciation Rights may be exercised for a period of one year following termination or Change in Control (provided that the exercise must occur during the term of the Stock Option or Stock Appreciation Rights). Provided, however, that no Stock Option shall be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than one year following termination of employment due to death or Disability and provided further, in order to obtain Incentive Stock Option treatment for options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months of termination of employment, but in any event the exercise must occur during the term of the Stock Option or Stock Appreciation Rights.

(b)        Events Not Deemed Terminations of Employment or Service. Unless Company policy or the Committee provides otherwise, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Company or the Committee; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any Employee on an approved leave of absence, continued vesting of the Award while on leave may be suspended until the Employee returns to service, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Agreement.

(c)        Effect of Change of Affiliate Status. For purposes of this Plan and any Award, if an entity ceases to be an Affiliate of the Company, a termination of employment or service shall be deemed to have occurred with respect to each individual who does not continue as an Employee or Outside Director with another entity within the Company after giving effect to the Affiliate’s change in status.

9.         ADJUSTMENTS; ACCELERATION UPON A CHANGE IN CONTROL.

(a)        Adjustments.  If the shares of Common Stock are changed into or exchanged for a different number of kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Stock Options, Stock Appreciation Rights or Restricted Stock or Restricted Stock Unit Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Committee.  In addition, the number and kind of shares for which grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event.  Any such adjustment in outstanding Stock Options shall not change the aggregate Stock Option purchase price payable with respect to shares that are subject to the unexercised portion of the Stock Option outstanding but shall include a corresponding proportionate adjustment in the Stock Option purchase price per share.

(b)                              Committee Action.  Upon any of the events set forth in Section 9(a), the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the Awards in the same manner as is or will be available to stockholders of the Company generally. In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by Section 9(a) above shall nevertheless be made.

(c)        Automatic Acceleration of Awards. Upon a Change in Control of the Company, each Stock Option and Stock Appreciation Right then outstanding shall become fully vested and all Restricted Stock Awards then outstanding shall fully vest free of restrictions.

10.       MISCELLANEOUS PROVISIONS.

(a)        Compliance with Laws.  This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under Awards are subject to all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of securities law counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company, provide such assurances and representations to the Company as may be deemed necessary or desirable to assure compliance with all applicable legal and accounting requirements.

(b)        Claims. No person shall have any claim or rights to an Award (or additional Awards, as the case may be) under this Plan, subject to any express contractual rights to the contrary (set forth in a document other than this Plan).

(c)        No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any Award Agreement) shall confer upon any Participant any right to continue in the employ or other service of the Company, constitute any contract or agreement of employment or other service or affect an Employee’s status as an employee-at-will, nor interfere in any way with the right of the Company to change a Participant’s compensation or other benefits, or terminate his or her employment or other service, with or without cause.  Nothing in this Section 10(c), however, is intended to adversely affect any express independent right of such Participant under a separate employment or service contract other than an Award Agreement.

(d)        Plan Not Funded. Awards payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Company. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly provided otherwise) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, beneficiary or other person. To the extent that a Participant, beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e)        Tax Withholding. Upon any exercise, vesting, or payment of any Award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company shall have the right, at its option, to:

(i)

require the Participant (or the Participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company may be required to withhold with respect to such Award or payment; or

(ii)

deduct from any amount otherwise payable in cash to the Participant (or the Participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Company may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may, in its sole discretion (subject to Section 10(a)) grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Company reduce the number of shares to be delivered by the number of shares necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment, valued in a consistent manner at their Fair Market Value. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The Company may, with the Committee’s approval, accept one or more promissory notes from any Participant in connection with taxes required to be withheld upon the exercise, vesting or payment of any Award under this Plan; provided, however, that any such note shall be subject to terms and conditions established by the Committee and the requirements of applicable law.  Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718 (formerly, FAS 123R) is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the Award were subject to minimum tax withholding requirements.

(f)        Effective Date, Termination and Suspension, Amendments.  The Board adopted this Plan on March 13, 2012, subject to shareholder approval of the Plan, which is expected to occur at the Company’s 2012 annual meeting of shareholders. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the date the shareholders adopted the Plan. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted under this Plan, but previously granted Awards (and the authority of the Committee with respect thereto, including the authority to amend such Awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

(i)

Termination; Amendment; Prohibition Against Option Repricing. Subject to applicable laws and regulations, the Board of Directors may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. Except for reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board of Directors shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option or Stock Appreciation Right previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Stock Option’s in-the-money value) or replacement grants or other means. No Awards may be granted during any period that the Board of Directors suspends this Plan.

(ii)

Stockholder Approval. Any amendment to this Plan shall be subject to stockholder approval to the extent then required by applicable law or any applicable listing agency or required under Sections 162(m), 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board.

(iii)

Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change affecting any outstanding Award shall, without the written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 9 shall not be deemed to constitute changes or amendments for purposes of this Section 10(f).

(g)	Governing Law; Compliance with Regulations; Construction; Severability.

(i)

Governing Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that federal law shall apply.

	(ii)	Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

(iii)

Plan Construction; Rule 16b-3. It is the intent of the Company that the Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any Participant for Section 16 consequences of Awards or events affecting Awards if an Award or event does not so qualify.

(h)       Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

(i)       Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board of Directors or the Committee to grant Awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

(j)       Forfeiture Events.  The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events include, but are not limited to, termination of employment for cause, termination of the Participant’s provisions of Services to the Company or any Affiliate, violation of material Company or Affiliate policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement.

In addition, in the event of an accounting restatement, the Committee, in its sole and exclusive discretion, may require that any Participant reimburse the Company for all or any part of the amount of any payment in settlement of any Award granted hereunder.  Forfeitures and clawbacks of Awards or payments pursuant to Awards shall also be required to the extent necessary to comply with any other applicable law or regulations, including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (i.e., in the event of a financial restatement that reduces the amount of a bonus or incentive compensation that would have been earned had the financial results been properly reported in accordance with rules and regulations issued under the Dodd-Frank Act).

YOUR VOTE IS IMPORTANT! IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON May 4, 2012. THIS PROXY STATEMENT AND OUR 2011 ANNUAL REPORT ON FORM 10-K ARE EACH AVAILABLE AT : http://www.cfpproxy.com/4781 You can vote in one of three ways: 1. Call toll free 1-866-333-6499 on a Touch-Tone Phone. There is NO CHARGE to you for this call. or 2. Via the Internet at http://www.rtcoproxy.com/bdge and follow the instructions. or 3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope. PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS REVOCABLE PROXY BRIDGE BANCORP, INC. ANNUAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BRIDGE BANCORP, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 4, 2012 The undersigned shareholder of Bridge Bancorp, Inc. (the “Company”), hereby appoints the full Board of Directors, with full powers of substitution, as attorneys in fact and agents for and in the name of the undersigned, to vote such shares as the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company's subsidiary, The Bridgehampton National Bank, 2200 Montauk Highway, Bridgehampton, New York 11932, on Friday, May 4, 2012 at 11:00 a.m. local time, and at any and all adjournments thereof. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE. (Continued, and to be marked, dated and signed, on the other side) FOLD AND DETACH HERE BRIDGE BANCORP, INC. — ANNUAL MEETING, MAY 4, 2012 4781

PLEASE MARK VOTES AS IN THIS EXAMPLE X IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW REVOCABLE PROXY BRIDGE BANCORP, INC. Annual Meeting of Shareholders MAY 4, 2012 Withhold For All For All Except 2. An advisory (non-binding) vote to approve our executive compensation as described in the proxy statement; 3. The adoption of the 2012 Stock-Based Incentive Plan (the “Plan”); 4. The ratification of the appointment of Crowe Horwath LLP as the Independent Registered Public Accounting Firm for the Company for the year ending December 31, 2012; and such other business as may properly come before the Annual Meeting or any adjournments thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, AND 4. 5. OTHER BUSINESS: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, an executed proxy will be voted “FOR” Items 1, 2, 3, and 4. Mark here for address change and note change For Against Abstain 1. ELECTION OF DIRECTORS (except as marked to the contrary below): Nominees for Director Class A (three year term): (01) Dennis A. Suskind (02) Antonia M. Donohue (03) Albert E. McCoy, Jr. Your vote is important! PROXY VOTING INSTRUCTIONS Shareholders of record have three ways to vote: 1. By Telephone (using a Touch-Tone Phone); or 2. By Internet; or 3. By Mail. A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and internet votes must be cast prior to 3 a.m., May 4, 2012. It is not necessary to return this proxy if you vote by telephone or internet. FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 4, 2012 1-866-333-6499 Vote by Internet anytime prior to 3 a.m., May 4, 2012 go to http://www.rtcoproxy.com/bdge Please note that the last vote received, whether by telephone, internet or by mail, will be the vote counted. ONLINE ANNUAL MEETING MATERIALS http://www.cfpproxy.com/4781 INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below. Date Sign above Co-holder (if any) sign above Please be sure to date and sign this proxy card in the box below. When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. For Against Abstain For Against Abstain

Withhold For All For All Except For Against Abstain 1. ELECTION OF DIRECTORS (except as marked to the contrary below): Nominees for Director Class A (three year term): (01) Dennis A. Suskind (02) Antonia M. Donohue (03) Albert E. McCoy, Jr. 2. An advisory (non-binding) vote to approve our executive compensation as described in the proxy statement; 3. The adoption of the 2012 Stock-Based Incentive Plan (the “Plan”); 4. The ratification of the appointment of Crowe Horwath LLP as the Independent Registered Public Accounting Firm for the Company for the year ending December 31, 2012; and such other business as may properly come before the Annual Meeting or any adjournments thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, AND 4. 5. OTHER BUSINESS: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, an executed proxy will be voted “FOR” Items 1, 2, 3, and 4. x REVOCABLE PROXY BRIDGE BANCORP, INC. PLEASE MARK VOTES AS IN THIS EXAMPLE 4781 PROXY MATERIALS ARE AVAILABLE ON-LINE AT: http://www.cfpproxy.com/4781 For Against Abstain THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BRIDGE BANCORP, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 4, 2012 The undersigned shareholder of Bridge Bancorp, Inc. (the “Company”), hereby appoints the full Board of Directors, with full powers of substitution, as attorneys in fact and agents for and in the name of the undersigned, to vote such shares as the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company’s subsidiary, The Bridgehampton National Bank, 2200 Montauk Highway, Bridgehampton, New York 11932, on Friday, May 4, 2012 at 11:00 a.m. local time, and at any and all adjournments thereof. INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below. Detach above card, sign, date and mail in postage paid envelope provided. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 4, 2012. THIS PROXY STATEMENT AND OUR 2011 ANNUAL REPORT ON FORM 10-K ARE EACH AVAILABLE AT http://www.cfpproxy.com/4781. BRIDGE BANCORP, INC. If your ADDreSS haS ChangeD, PleaSe CorreCt the aDDreSS In the SPaCe ProvIDeD below anD return thIS PortIon wIth the Proxy In the enveloPe ProvIDeD. Date Sign above Co-holder (if any) sign above Please be sure to date and sign this proxy card in the box below. When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. For Against Abstain